90 c

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Janux Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

10955 Vista Sorrento Parkway, Suite 200

San Diego, California 92130

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 11, 2026

Dear Stockholder:

You are cordially invited to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Janux Therapeutics, Inc., a Delaware corporation, which will be held virtually over the internet, on Thursday, June 11, 2026 at 1:30 p.m. Pacific Time. The Annual Meeting is being held for the following purposes:

1.
To elect the two nominees for Class II director named in the accompanying proxy statement to serve for three-year terms until the 2029 Annual Meeting of Stockholders.
2.
To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026.
3.
To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the proxy statement.
4.
To conduct any other business properly brought before the Annual Meeting.

These items of business are more fully described in the proxy statement accompanying this Notice.

To participate, vote or submit questions during the Annual Meeting via live webcast, you must register in advance at www.proxydocs.com/JANX prior to the deadline of Wednesday, June 10, 2026 at 5:00 p.m. Eastern Time. You will not be able to attend the Annual Meeting in person.

Our Board of Directors recommends a vote “FOR” for the election of all nominees for Class II director to our Board of Directors, “FOR” the ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026, and “FOR” the advisory approval of the compensation of our named executive officers, as disclosed in the proxy statement. The accompanying proxy statement contains additional information and should be carefully reviewed by stockholders.

The record date for the Annual Meeting is April 17, 2026. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment or postponement thereof.

By Order of the Board of Directors,

/s/ David Campbell, Ph.D.
David Campbell, Ph.D. President and Chief Executive Officer

San Diego, California

April 28, 2026

You are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the Annual Meeting, you are urged to cast your vote as soon as possible. You may vote your shares via the internet or via a toll-free telephone number by following the instructions on the Notice of Internet Availability of Proxy Materials or the proxy card. In addition, if you received paper copies of the proxy materials by mail, you can also vote by mail by following the instructions on the proxy card. Submitting a proxy card will not prevent you from attending the Annual Meeting and voting at the Annual Meeting if you so desire. Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.

10955 Vista Sorrento Parkway, Suite 200

San Diego, California 92130

PROXY STATEMENT

FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

To be held on June 11, 2026

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

We have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (sometimes referred to as the “Board”) of Janux Therapeutics, Inc. (sometimes referred to as “we,” “us,” the “Company” or “Janux”) is soliciting your proxy to vote at the 2026 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting (the “Annual Meeting”). Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent the Notice to our stockholders of record. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about April 28, 2026 to all stockholders of record entitled to vote at the Annual Meeting.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second notice, on or after May 7, 2026.

What is the format of the Annual Meeting?

The Annual Meeting will be held in a virtual meeting format only with no physical in person meeting. A summary of the information you need to attend the Annual Meeting is provided below:

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To participate, vote or submit questions during the Annual Meeting via live webcast, you must register in advance at www.proxydocs.com/JANX prior to the deadline of Wednesday, June 10, 2026 at 5:00 p.m. Eastern Time and provide the control number as set forth in the Notice, or proxy card, or voting instruction form at www.proxydocs.com/JANX. Upon completing your registration, you will receive further instructions via email, including unique links to access the Annual Meeting and to submit questions in advance of the Annual Meeting.
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Any stockholder may listen to the Annual Meeting and participate live via webcast at www.proxydocs.com/JANX. The webcast will begin at 1:30 p.m. Pacific Time on June 11, 2026.
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To enter the Annual Meeting, please have your control number which is available on your Notice, your proxy card or the instructions that accompanied your proxy materials.

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Instructions on how to connect to and participate in the Annual Meeting via the internet, including how to demonstrate proof of stock ownership, are posted at www.proxydocs.com/JANX.

Can I attend the Annual Meeting?

We will be hosting the Annual Meeting via live webcast on the internet. You will not be able to attend the Annual Meeting in person. Any stockholder can listen to and participate in the Annual Meeting live via the internet at www.proxydocs.com/JANX. The webcast will start at 1:30 p.m. Pacific Time on June 11, 2026. Stockholders may vote and submit questions while connected to the Annual Meeting on the internet.

What do I need to be able to participate in the Annual Meeting online?

To participate, vote or submit questions during the Annual Meeting via live webcast, you must register in advance at www.proxydocs.com/JANX prior to the deadline of Wednesday, June 10, 2026 at 5:00 p.m. Eastern Time and provide the control number as provided described in the Notice, or proxy card, or voting instruction form at www.proxydocs.com/JANX. Upon completing your registration, you will receive further instructions via email, including unique links to access the Annual Meeting and to submit questions in advance of the Annual Meeting.

You will need the control number included on your Notice, your proxy card or the instructions that accompanied your proxy materials to be able to vote your shares or submit questions during the Annual Meeting. Instructions on how to connect and participate in the Annual Meeting via the internet, including how to demonstrate proof of stock ownership, are posted at www.proxydocs.com/JANX.

Will a list of record stockholders as of the record date be available?

For the ten days ending the day prior to the Annual Meeting, a list of our record stockholders as of the close of business on the record date will be available for examination by any stockholder of record for a legally valid purpose at our corporate headquarters during regular business hours. To access the list of record stockholders, stockholders should email investors@januxrx.com.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 17, 2026 will be entitled to vote at the Annual Meeting. On this record date, there were 60,961,546 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 17, 2026 your shares were registered directly in your name with the Company’s transfer agent, Equiniti Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the proxy card that may be mailed to you, or vote by proxy over the telephone or on the internet as instructed below, to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 17, 2026 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account(s). You are also invited to attend the Annual Meeting by registering in advance at www.proxydocs.com/JANX. However, since you are not the stockholder of record, you may be required to obtain a valid proxy from your broker or other agent in order to vote your shares at the Annual Meeting. Follow the instructions you receive from your brokerage firm, bank, dealer, or other similar organization.

What am I voting on?

There are three matters scheduled for a vote:

•
Election of the two nominees for Class II director named in this proxy statement to serve for three-year terms until the 2029 Annual Meeting of Stockholders (Proposal 1);
•
Ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026 (Proposal 2); and
•
Advisory approval of the compensation of our named executive officers (“Say-on-Pay”), as disclosed in the proxy statement (Proposal 3).

What if another matter is properly brought before the Annual Meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the proxy to vote on those matters in accordance with their best judgment.

How do I vote?

For Proposal 1, the election of directors, you may either vote “For” all of the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For Proposals 2 and 3, you may vote “For” or “Against” or you may abstain from voting. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the internet, or vote by proxy using the proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote even if you have already voted by proxy.

•
To vote during the Annual Meeting, follow the instructions posted at www.proxydocs.com/JANX. You must register in advance at www.proxydocs.com/JANX prior to the deadline of Wednesday, June 10, 2026 at 5:00 p.m. Eastern Time to be able to vote during the Annual Meeting.
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To vote over the telephone, dial toll-free (866) 428-0096 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice or the proxy card that we may deliver. Your telephone vote must be received by 11:59 p.m. Pacific Time on June 10, 2026 to be counted.
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To vote through the internet, go to www.proxypush.com/JANX to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice or the proxy card that we may deliver. Your internet vote must be received by 11:59 p.m. Pacific Time on June 10, 2026 to be counted.
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To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered to you and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from Janux. Simply follow the voting instructions in the Notice to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker, bank, or other agent. To vote at the Annual Meeting, you may be required to obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker, bank, or other agent included with these proxy materials, or contact that organization to request a proxy form, and you also must register in advance at www.proxydocs.com/JANX prior to the deadline of Wednesday, June 10, 2026 at 5:00 p.m. Eastern Time.

We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 17, 2026.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing a proxy card, by telephone, through the internet, or at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the proposal is deemed to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered “routine,” but not with respect to “non-routine” matters. Under the relevant rules and interpretations, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, without your instructions, your broker or nominee may not vote your shares on Proposal 1 or 3, but may vote your shares on Proposal 2.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all nominees for director named in this proxy statement, “For” the ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026, and “For” the advisory approval of the compensation of our named executive officers, as disclosed in the proxy statement. If any other matter is properly presented at the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may reimburse brokerage firms, banks, and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

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You may submit another properly completed proxy card with a later date.
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You may grant a subsequent proxy by telephone or through the internet.
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You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at 10955 Vista Sorrento Parkway, Suite 200, San Diego, California 92130. To be timely, a written notice revoking your proxy must be received by 11:59 p.m. Pacific Time on June 10, 2026.
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You may attend and vote during the Annual Meeting, which will be hosted via the internet. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank, or other agent with respect to changing your vote.

When are stockholder proposals and director nominations due for the 2027 Annual Meeting of Stockholders?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 29, 2026, to the attention of our Corporate Secretary at 10955 Vista Sorrento Parkway, Suite 200, San Diego, California 92130. If you wish to submit a proposal (including a director nomination) at the 2027 Annual Meeting of Stockholders that is not to be included in next year’s proxy materials, your written request must be received by our Corporate Secretary between February 11, 2027 and March 13, 2027. You are also advised to review our Amended and Restated Bylaws (“Bylaws”), which contain additional requirements about advance notice of stockholder proposals and director nominations. In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our Board of Director’s nominees must provide notice that sets forth any additional information required by Rule 14a-19 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), no later than April 12, 2027.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold,” and broker non-votes; with respect to Proposal 2, votes “For” and “Against,” and abstentions; and, with respect to Proposal 3, votes “For” and “Against,” abstentions and broker non-votes. A “Withhold” vote will have the same effect as an abstention and therefore will have no effect on Proposal 1. Abstentions will be counted towards the vote total for Proposals 2 and 3 and will have the same effect as “Against” votes. Broker non-votes will be counted towards the presence of a quorum but will not be counted towards the vote total for Proposals 1 and 3.

What are “broker non-votes”?

A “broker non-vote” occurs when your broker submits a proxy for the meeting with respect to “routine” matters but does not vote on “non-routine” matters because you did not provide voting instructions on these matters. These unvoted shares with respect to “non-routine” matters are counted as “broker non-votes.” As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank, or other agent by the deadline provided in the materials you receive from your broker, bank, or other agent.

How many votes are needed to approve each proposal?

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For the election of directors, the two nominees receiving the most “For” votes from the holders of shares present in person, by remote communication, if applicable or represented by proxy at the Annual Meeting and entitled to vote generally on the election of directors will be elected. Only votes “For” will affect the outcome.
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To be approved, the ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 must receive “For” votes from the holders of a majority of shares present in person, by remote communication, if applicable or represented by proxy at the Annual Meeting and entitled to vote generally on the subject matter. If you mark your proxy to “Abstain” from voting, it will have the same effect as an “Against” vote.
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To be approved on an advisory basis, the vote on the compensation of our named executive officers must receive “For” votes from the holders of a majority of shares present in person, by remote communication, if applicable or represented by proxy at the Annual Meeting and entitled to vote generally on the subject matter. If you mark your proxy to “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect. Since this proposal is an advisory vote, the result will not be binding on our Board of Directors. However, our Board of Directors values our stockholders’ opinions, and our Board of Directors and the Compensation Committee will take into account the outcome of the advisory vote when considering future executive compensation decisions.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding a majority of the outstanding shares entitled to vote are present at the Annual Meeting or represented by proxy. On the record date, there were 60,961,546 shares outstanding and entitled to vote. Thus, the holders of at least 30,480,774 shares must be present or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank, or other nominee) or if you vote at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the Annual Meeting or represented by proxy may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

Our Board of Directors currently consists of nine members. There are two directors in Class II, the class whose term of office expires at this Annual Meeting, who are standing for re-election to our Board of Directors: Eric Dobmeier and Natasha Hernday. The third and fourth directors in Class II, Sheila Gujrathi, M.D. and Alana McNulty, are not standing for re-election to our Board of Directors and their term of office will expire following the Annual Meeting. Accordingly, following the Annual Meeting, the Board of Directors will consist of seven members. The two nominees for Class II director, Mr. Dobmeier and Ms. Hernday, were nominated for re-election to the Board of Directors at the Annual Meeting by the Nominating and Corporate Governance Committee of the Board of Directors. As Dr. Gujrathi and Ms. McNulty are not standing for re-election at the Annual Meeting, in order to achieve a more equal balance of membership among the Company’s classes of directors, upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors approved the reappointment of Eric Dobmeier as a member of the Board of Directors and Class II director immediately following his resignation from the Board of Directors and Class III director, each effective as of April 28, 2026. If elected at the Annual Meeting, each of these nominees for director would serve for a three-year term until our 2029 Annual Meeting of Stockholders, and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal. It is our policy to invite directors and nominees for director to attend the Annual Meeting. All of our then active directors attended the 2025 Annual Meeting of Stockholders other than Dr. Gujrathi and Winston Kung. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.

Each nominee has agreed to serve as a director if elected and we have no reason to believe that any nominee will be unable to serve.

The Nominating and Corporate Governance Committee seeks to assemble a Board of Directors that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise, and high-level management experience necessary to oversee and direct the Company’s business. The Nominating and Corporate Governance Committee and the Board of Directors also seek to attain diversity and balance among directors of race, gender, geography, thought, viewpoints, and backgrounds. To those ends, the Nominating and Corporate Governance Committee has identified and evaluated nominees in the broader context of the Board of Directors’ overall composition, with the goal of recruiting members who complement and strengthen the skills of other members through diversity and who also exhibit integrity, collegiality, sound business judgment, and other qualities that the Nominating and Corporate Governance Committee views as critical to effective functioning of the Board of Directors. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director/nominee that led the Nominating and Corporate Governance Committee to recommend that person as a nominee. However, each of the members of the Nominating and Corporate Governance Committee may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for the Board of Directors, and these views may differ from the views of other members.

Nominees for Election for a Three-year Term Expiring at the 2029 Annual Meeting

Natasha Hernday, 54, has served as a member of our Board of Directors since July 2024. Ms. Hernday brings extensive experience in business development, corporate strategy and alliance management, having served as Chief Business Officer and a member of the Executive Committee at Seagen Inc. (“Seagen”) from December 2022 until its acquisition by Pfizer in December 2023, and previously as Executive Vice President, Corporate Development from October 2020 until December 2022. Ms. Hernday joined Seagen in 2011 where she built and led the business development team responsible for licensing deals, acquisitions and strategic alliances. Prior to her role at Seagen, Ms. Hernday spent 16 years at Amgen, Inc. (“Amgen”), where she began her career in discovery research, then held various leadership positions in corporate development and corporate strategy, including as Director, Mergers & Acquisitions and as Director, Out-Partnering, playing a key role in numerous high-value transactions. Ms. Hernday has served on the boards of directors of Xoma Corp. since June 2019 and Firefly Biologics, Inc. since September 2024 and on the Knight Campus External Advisory Board for the University of Oregon. Ms. Hernday previously served on the boards of directors of Alpine Immune Sciences, Inc., from December 2020 until its acquisition by Vertex Pharmaceuticals Incorporated in May 2024, and PDL BioPharma, Inc., from June 2019 until January 2021. Ms. Hernday received a B.A. in microbiology from the University of California, Santa Barbara and an M.B.A. from Pepperdine University.

The Nominating and Corporate Governance Committee and the Board of Directors believe that Ms. Hernday’s extensive experience as a senior executive officer at multiple biotechnology companies and educational background provide her with the qualifications and skills to serve as a member of our Board of Directors.

Eric Dobmeier, 57, has served as a member of our Board of Directors since July 2024. Mr. Dobmeier is an executive and board member with more than 20 years of experience in the biotechnology industry. Most recently, he served as president and CEO of Chinook Therapeutics, Inc. (“Chinook”) from April 2019 until its acquisition by Novartis AG in August 2023. Prior to Chinook, Mr. Dobmeier served as president and CEO of Silverback Therapeutics, Inc., a private biotechnology company. Previously, Mr. Dobmeier spent 16 years in a series of positions of increasing responsibility at Seagen, a public biotechnology company, including Chief Operating Officer, during the company’s growth from 60 to 1,200 employees, from a market cap of $150 million to over $8 billion and through its transition to a commercial company with FDA approval and launch of Adcetris, a novel lymphoma drug. Mr. Dobmeier is currently a venture partner at Samsara BioCapital and has served on the board of directors of Structure Therapeutics, Inc., a public biotechnology company, since December 2022, and Jade Biosciences, Inc., a public biotechnology company since October 2024, as well as several private biotechnology companies. He previously served on the boards of directors of Atara Biotherapeutics, Inc. from 2015 to May 2024 and Adaptive Biotechnologies, Inc. from 2016 to March 2021, both public biotechnology companies. Mr. Dobmeier earned his J.D. from the University of California, Berkeley School of Law and his undergraduate degree from Princeton University.

The Nominating and Corporate Governance Committee and the Board of Directors believe that Mr. Dobmeier’s experience in venture capital in the biopharmaceutical industry and his educational background provide him with the qualifications and skills to serve as a member of our Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH NAMED NOMINEE.

Directors Continuing in Office Until the 2026 Annual Meeting

Sheila Gujrathi, M.D., 55, has served as a member of our Board of Directors since March 2021. Dr. Gujrathi also serves as the Executive Chair of the board of directors of Ventyx Biosciences, Inc., a public biopharmaceutical company and the Executive Chair of private biopharmaceutical companies, Lila Biologics, Inc. and Generian Pharmaceuticals, Inc. Dr. Gujrathi previously served as Chair of the board of directors of ADARx Pharmaceuticals, Inc., a biopharmaceutical company, from June 2020 to January

2025, and on the board of directors of Turning Point Therapeutics, Inc., a public biopharmaceutical company, from November 2017 to March 2021, and as Chair of the board of directors from April 2019 to March 2021. Dr. Gujrathi also previously served on the board of directors of Five Prime Therapeutics, Inc. (acquired by Amgen in April 2021) from December 2015 to June 2019 and Ambrx, Inc. from February 2014 until its acquisition in June 2015. Dr. Gujrathi is a Co-Founder of Gossamer Bio, Inc., a public biopharmaceutical company, and served as President and Chief Executive Officer from July 2018 to November 2020 and as President and Chief Operating Officer from October 2015 to June 2018 and as a member of its board of directors from October 2015 to November 2020. Previously, Dr. Gujrathi was the Chief Medical Officer of Receptos, Inc., a biopharmaceutical company, a position she held from June 2011 until its acquisition by Celgene Corporation in August 2015. Dr. Gujrathi joined Receptos, Inc. from Bristol-Myers Squibb Company (“Bristol-Meyers Squibb”), where she was Vice President of the Global Clinical Research Group in Immunology from 2008 until 2011. Prior to joining Bristol-Myers Squibb, Dr. Gujrathi worked at Genentech, Inc. (“Genentech”), where she held roles of increasing responsibility in the Immunology, Tissue Growth and Repair clinical development group from 2002 until 2008. From 1999 until 2002, Dr. Gujrathi was a management consultant at McKinsey & Company in the healthcare practice, where she provided strategic advice on a variety of projects in the healthcare and pharmaceutical industry. Dr. Gujrathi received her B.S. in Biomedical Engineering and an M.D. from Northwestern University in Medical Education. Dr. Gujrathi completed her internal medicine internship and residency at Brigham and Women’s Hospital, Harvard Medical School and is board certified in internal medicine. Dr. Gujrathi received additional training at the University of California, San Francisco and Stanford University in their Allergy and Immunology Fellowship Program.

Alana McNulty, 63, has served as a member of our Board of Directors since September 2021. Ms. McNulty served as Chief Business Officer of Effector Therapeutics, Inc. (“Effector”) from July 2019 to July 2022. Previously, Ms. McNulty served as Chief Financial Officer of Effector from July 2012 until December 2020 (in a consulting capacity until October 2015). Ms. McNulty served as Chief Financial Officer of Lumena Pharmaceuticals Inc. from July 2012 until its acquisition by Shire plc in November 2014, and as Chief Financial Officer of Excaliard Pharmaceuticals, Inc. from March 2011 through its acquisition by Pfizer Inc. in November 2011. Prior to that, Ms. McNulty was acting Chief Financial Officer at BrainCells, Inc. from 2004 until 2011 and Chief Financial Officer of Elitra Pharmaceuticals Inc. from 1998 to 2003. Prior to that, Ms. McNulty was head of Corporate Development and a General Manager of a business unit at Advanced Tissue Sciences. Ms. McNulty has served on the board of directors of Lipidio Pharmaceuticals, a biopharmaceutical company, since February 2023. Ms. McNulty received a B.A. in Biology from the University of California, Santa Barbara and an M.B.A. from the Anderson School of Business at the University of California, Los Angeles.

Directors Continuing in Office Until the 2027 Annual Meeting

Vickie Capps, 64, has served as a member of our Board of Directors since March 2021. Ms. Capps has also served as a member of the board of directors of Orthofix Medical, Inc., a public medical device company, since March 2025, and is a member of its audit committee and its compensation committee. In addition, Ms. Capps serves as a member of the boards of directors of Enable Injections, Inc. and Breg, Inc., both private medical device companies, a member of the senior advisory board of Consonance Capital Partners, a healthcare investment firm, and is also a member of the board of directors of the San Diego State University Research Foundation and a member of its audit committee and its finance and investment committee. Ms. Capps previously served on the board of directors of Amedisys, Inc., a public healthcare service provider, from October 2019 until the closing of its acquisition by UnitedHealth Group in August 2025, of NuVasive, Inc., a public medical device company, from June 2015 until the closing of its merger with Globus Medical, Inc. in September 2023, of Otonomy, Inc., a public biotechnology company, from March 2014 until February 2023, of Silverback Therapeutics, Inc., a public biotechnology company, from June 2020 until the closing of its merger with ARS Pharmaceuticals, Inc. in November 2022, of Synthorx, Inc., a public biotechnology company, from April 2018 until its sale to Sanofi S.A. (“Sanofi”) in January 2020, and of Connecture, Inc., a healthcare IT company, from October 2014 to April 2018. Ms. Capps has also previously served on the boards of directors of several other public and private companies, including OmniGuide Holdings, Inc., RF Surgical Systems, Inc., Eagle Rx, Inc. and SenoRx,

Inc. From July 2002 to December 2013, Ms. Capps was the Chief Financial Officer of DJO Global, Inc., a medical device company. Prior to joining DJO Global, Inc., Ms. Capps served as the Chief Financial Officer of several other public and private companies. Earlier in her career, Ms. Capps was a senior audit and accounting professional at Ernst & Young LLP. Ms. Capps is a California Certified Public Accountant and was recognized as a CFO of the Year Honoree by the San Diego Business Journal in 2009 and 2010 and as a Director of the Year Honoree by the Corporate Directors Forum in 2022. Ms. Capps received a B.A. in Business Administration/Accounting from San Diego State University.

The Nominating and Corporate Governance Committee and the Board of Directors believe that Ms. Capps’s experience in corporate finance, accounting, operations, investor relations, capital markets and strategic business development provide her with the qualifications and skills to serve as a member of our Board of Directors.

Jake Simson, Ph.D., 40, has served as a member of our Board of Directors since March 2021. Dr. Simson has served as a partner at RA Capital Management, L.P. (“RA Capital”) since December 2020. Previously, Dr. Simson served as an associate, analyst and principal at RA Capital from July 2013 to December 2020. Dr. Simson also serves as a member of the boards of directors of Tyra Biosciences, Inc., Bicara Therapeutics, Inc., and Septerna Inc., each a public biotechnology company. He also serves on the boards of directors of Convergent Therapeutics, Inc., Outpace Bio, Inc., Parabilis Medicines, Inc. and Vivace Therapeutics, Inc., each a private biotechnology company. Dr. Simson received an S.B. in Materials Science and Engineering from the Massachusetts Institute of Technology and a Ph.D. in Biomedical Engineering from the Johns Hopkins University.

The Nominating and Corporate Governance Committee and the Board of Directors believe that Dr. Simson’s experience in venture capital in the biopharmaceutical industry and his educational background provide him with the qualifications and skills to serve as a member of our Board of Directors.

Directors Continuing in Office Until the 2028 Annual Meeting

David Campbell, Ph.D., 67, is our founder and has served as President and Chief Executive Officer and as a member of our Board of Directors since our inception in June 2017. Prior to founding Janux, Dr. Campbell was an Entrepreneur in Residence at Avalon Ventures from March 2013 to December 2019. Dr. Campbell served as the Chief Scientific Officer for Sitari Pharmaceuticals, Inc. from November 2013 through August 2019 and for Iron Horse Therapeutics, Inc. from November 2015 to June 2019. Dr. Campbell served as the President and Chief Executive Officer of Enlibirum from November 2015 through December 2017. Dr. Campbell received a B.S. in Chemistry from Harvey Mudd College and a Ph.D. in Organic Chemistry from Cornell University, and received post-doctoral training under then University of California, Berkeley professor Dr. Peter Schultz.

The Nominating and Corporate Governance Committee and the Board of Directors believe that Dr. Campbell’s extensive experience as a senior executive officer of biotechnology companies and his educational background provide him with the qualifications and skills to serve as a member of our Board of Directors.

Ron Barrett, Ph.D., 70, has served as a member of our Board of Directors since September 2021. Dr. Barrett also serves as a member of the board of directors of Quadriga Biosciences, a private oncology company. Dr. Barrett served as Executive Chairman of Medikine, Inc., a biopharmaceutical company, from January 2023 to July 2023 and previously served as its Chief Executive Officer and Chairman of the board of directors from June 2017 until January 2023, and as its Executive Chair from December 2016 to June 2017. Dr. Barrett was a founder of XenoPort, Inc. (“XenoPort”), a biopharmaceutical company, and served as its Chief Executive Officer from 2001 to October 2015, its Chief Scientific Officer from 1999 to 2001 and as a member of its board of directors from 1999 to October 2015. Prior to XenoPort, Dr. Barrett held various positions at Affymax Research Institute, a drug discovery company now owned by GlaxoSmithKline plc, and Abbott Laboratories, a healthcare company. Dr. Barrett received a B.S. from Bucknell University and a Ph.D. in Pharmacology from Rutgers University.

The Nominating and Corporate Governance Committee and the Board of Directors believe that Dr. Barrett’s extensive experience with pharmaceutical and biotechnology companies and his educational background provide him with the qualifications and skills to serve as a member of our Board of Directors.

Winston Kung, 50, has served as a member of our Board of Directors since September 2022. Mr. Kung has served as the Chief Financial Officer and Treasurer of ArriVent BioPharma, Inc., a biopharmaceutical company, since January 2024. From December 2017 to January 2024, Mr. Kung served as the Chief Operating Officer and Chief Financial Officer of PMV Pharmaceuticals, Inc., a public precision oncology company. From April 2013 to November 2017, Mr. Kung held multiple positions at Celgene Corporation, a global biopharmaceutical company (acquired by Bristol-Myers Squibb), including Vice President of Business Development and Global Alliances, and Chief Business Officer at Celgene Cellular Therapeutics (a wholly-owned subsidiary of Celgene Corporation). Prior to Celgene, Mr. Kung worked at Citigroup from June 2010 to April 2013 in its Global Healthcare Investment Banking group and at Lehman Brothers (which was subsequently acquired by Barclays) from May 2007 to June 2010 in its Global Mergers and Acquisition Group. From August 2004 to May 2007, Mr. Kung worked at Amgen, a public biopharmaceutical company, as a co-founder of the Alliance Management group, and served as the deal lead on multiple acquisitions as part of the Corporate Development group. Mr. Kung also worked at Genentech, a biotechnology company (acquired by Roche Holding AG), from November 1999 to September 2002 as part of the Business and Corporate Development group. Mr. Kung has served on the board of directors of Corbus Pharmaceuticals, a public biotechnology company, since August 2024. Mr. Kung received a B.A. in Biology and International Relations from Brown University and a M.B.A. from Harvard Business School.

The Nominating and Corporate Governance Committee and the Board of Directors believe that Mr. Kung’s experience in corporate finance, accounting, operations, investor relations, capital markets and strategic business development provide him with the qualifications and skills to serve as a member of our Board of Directors.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of the Board of Directors

As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors of such company. Our Board of Directors consults with our counsel to ensure that the Board of Directors’ determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and our company, our senior management and our independent auditors, the Board of Directors has affirmatively determined that all of our directors, other than Dr. Campbell, are independent within the meaning of the applicable Nasdaq listing standards. In making this determination, the Board of Directors found that none of these directors had a material or other disqualifying relationship with our company.

Board Leadership Structure

Our Board of Directors is currently chaired by Dr. Barrett. Our Chair has the authority, among other things, to call and preside over Board of Directors meetings, to set meeting agendas and to determine materials to be distributed to the Board of Directors. Accordingly, our Chair has substantial ability to shape the work of our Board of Directors. We believe that separation of the positions of Chair and Chief Executive Officer reinforces the independence of our Board of Directors in its oversight of our business and affairs. In addition, we have a separate Chair for each committee of our Board of Directors. The Chair of each committee is expected to report annually to our Board of Directors on the activities of their committee in fulfilling their responsibilities as detailed in their respective charters or specify any shortcomings should that be the case.

Stockholder Communications with the Board of Directors

Our Board of Directors has adopted a formal process by which stockholders may communicate with the Board of Directors or any of its directors. Stockholders who wish to communicate with the Board of Directors may do so by sending written communications addressed to the Corporate Secretary of Janux Therapeutics, Inc. at 10955 Vista Sorrento Parkway, Suite 200, San Diego, California 92130. Each communication must set forth: the name and address of the stockholder on whose behalf the communication is sent and the number of our shares that are owned beneficially by such stockholder as of the date of the communication. Each communication will be reviewed by our Corporate Secretary to determine whether it is appropriate for presentation to the Board of Directors or such director. Communications determined by our Corporate Secretary to be appropriate for presentation to the Board of Directors or such director will be submitted to the Board of Directors or such director on a periodic basis.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or person performing similar functions. The Code of Business Conduct and Ethics is available on our website at www.januxrx.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code of Business Conduct and Ethics to any principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions or our directors, we will promptly disclose the nature of the amendment or waiver on our website.

Role of the Board of Directors in Risk Oversight

Our Audit Committee is primarily responsible for overseeing our risk management processes on behalf of the full Board of Directors. The Audit Committee receives reports from management at least annually regarding our assessment of risks. In addition, the Audit Committee reports regularly to the full Board of Directors, which also considers our risk profile. The Audit Committee and the full Board of Directors focus on the most significant risks we face, including major financial, operational, regulatory and cybersecurity risks, and our general risk management strategies. While the Board of Directors oversees our risk management, company management is responsible for day-to-day risk management processes. Our Board of Directors expects company management to consider risk and risk management in each business decision, to proactively develop and monitor risk management strategies and processes for day-to-day activities and to effectively implement risk management strategies adopted by the Audit Committee and the Board of Directors. In addition, the Compensation Committee evaluates and monitors whether any of our compensation policies and practices has the potential to encourage excessive risk-taking or is likely to have a material adverse effect on the Company. We believe this division of responsibilities is the most effective approach for addressing the risks we face and that our Board of Directors leadership structure, which also emphasizes the independence of the Board of Directors in its oversight of our business and affairs, supports this approach.

Meetings of the Board of Directors

The Board of Directors held four meetings and acted by unanimous written consent without a meeting two times during 2025. Each Board member attended 75% or more of the aggregate number of meetings of the Board of Directors and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member, respectively.

Information Regarding Committees of the Board of Directors

The Board of Directors has three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The following table provides membership for each of the committees of the Board of Directors:

Name	Audit		Compensation		Nominating and Corporate Governance
David Campbell, Ph.D.
Ron Barrett, Ph.D.			X	(1)
Vickie Capps(2)	X	(1)
Eric Dobmeier			X
Sheila Gujrathi, M.D.
Natasha Hernday					X
Winston Kung	X
Alana McNulty	X
Jake Simson, Ph.D.					X	(1)

(1)
Committee Chairperson
(2)
Financial Expert, as defined by section 407 of the Sarbanes-Oxley Act of 2002

Effective as of immediately following the Annual Meeting, the Board of Directors has appointed Ron Barrett, Ph.D. as a member of the Audit Committee, filling the vacancy that will result from Ms. McNulty’s departure from the Board, and Winston Kung as a member and Chair of the Compensation Committee, replacing Dr. Barrett who will no longer serve on such committee.

Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to us.

Below is a description of each committee of the Board of Directors.

Audit Committee

The Audit Committee of the Board of Directors was established by the Board of Directors in accordance with Section 3(a)(58)(A) of the Exchange Act, to oversee our corporate accounting and financial reporting processes and audits of our financial statements. For this purpose, the Audit Committee performs several functions which include, among other things:

•
evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;
•
reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;
•
monitoring the rotation of partners of our independent auditors on our engagement team as required by law;
•
prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditor;

•
reviewing our annual and quarterly financial statements and reports, including the disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;
•
reviewing, with our independent auditors and management, significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our financial controls;
•
reviewing with management and our independent auditors any earnings announcements and other public announcements regarding material developments;
•
establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters and other matters;
•
preparing the report that the SEC requires in our annual proxy statement;
•
reviewing and providing oversight of any related-person transactions in accordance with our related person transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including our code of business conduct and ethics;
•
reviewing our major financial, operational, regulatory and cybersecurity risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management are implemented;
•
reviewing on a periodic basis our investment policy; and
•
reviewing and evaluating on an annual basis the performance of the Audit Committee and the Audit Committee charter.

The current members of the Audit Committee are Ms. Capps, Ms. McNulty and Mr. Kung, with Ms. Capps serving as the Chair. The Audit Committee met six times during 2025 and acted by unanimous written consent without a meeting two times during 2025. Our Board of Directors has determined that each member of the Audit Committee is an independent director under Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards and under Rule 10A-3 under the Exchange Act. Each member of our Audit Committee can read and understand fundamental financial statements in accordance with Nasdaq audit committee requirements. In arriving at this determination, the Board of Directors has examined each Audit Committee member’s scope of experience and the nature of their employment in the corporate finance sector.

Our Board of Directors has determined that Ms. Capps qualifies as an Audit Committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the Nasdaq Listing Rules. In making this determination, our Board of Directors has considered Ms. Capps’ formal education and the nature and scope of her experience with public companies. Both our independent registered public accounting firm and management periodically meet privately with our Audit Committee.

The Audit Committee charter can be found on our website at www.januxrx.com in the Corporate Governance section.

Report of the Audit Committee of the Board of Directors

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2025 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company

Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Audit Committee

Vickie Capps, Chair

Winston Kung

Alana McNulty

Compensation Committee

Our Compensation Committee currently consists of Dr. Barrett and Mr. Dobmeier, with Dr. Barrett serving as the Chair. Our Board of Directors has determined that each of the members of our Compensation Committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act and satisfies the Nasdaq independence requirements. The Compensation Committee met three times during 2025 and acted by unanimous written consent without a meeting four times during 2025. The Compensation Committee has a charter that is reviewed and updated annually, or as may be warranted from time to time. The functions of the Compensation Committee include, among other things:

•
reviewing, modifying and approving (or if it deems appropriate, making recommendations to the full Board of Directors regarding) our overall compensation strategy and policies;
•
reviewing and making recommendations to the full Board of Directors regarding the compensation and other terms of employment of our executive officers;
•
reviewing and approving (or if it deems it appropriate, making recommendations to the full Board of Directors regarding) performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;
•
reviewing and approving (or if it deems it appropriate, making recommendations to the full Board of Directors regarding) the equity incentive plans, compensation plans and similar programs advisable for us, as well as modifying, amending or terminating existing plans and programs;
•
evaluating risks associated with our compensation policies and practices and assessing whether risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us;
•
reviewing and making recommendations to the full Board of Directors regarding the type and amount of compensation to be paid or awarded to our non-employee directors;
•
establishing policies with respect to votes by our stockholders to approve executive compensation as required by Section 14A of the Exchange Act and determining our recommendations regarding the frequency of advisory votes on executive compensation, to the extent required by law;
•
reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act;
•
administering our equity incentive plans;
•
establishing policies with respect to equity compensation arrangements;
•
reviewing the competitiveness of our executive compensation programs and evaluating the effectiveness of our compensation policy and strategy in achieving expected benefits to us;

•
reviewing and making recommendations to the full Board of Directors regarding the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers;
•
reviewing with management and approving our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC, to the extent such caption is included in any such report or proxy statement;
•
preparing the report that the SEC requires in our annual proxy statement; and
•
reviewing and assessing on an annual basis the performance of the Compensation Committee and the Compensation Committee charter.

The agenda for each Compensation Committee meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer or General Counsel. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all our books, records, facilities, and personnel. In addition, under the charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any advisors engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the authority, in its sole discretion, to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under its charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel, or other advisor to the Compensation Committee, other than in-house legal counsel and certain other types of advisors, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the advisor’s independence; however, there is no requirement that any advisor be independent.

The Compensation Committee or the Board of Directors upon recommendation from the Compensation Committee, makes the significant adjustments to annual compensation, determines bonus and equity awards, and establishes new performance objectives at one or more meetings held during the first quarter of the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Board of Directors upon recommendation from the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive compensation paid at other companies identified by the consultant.

Our Compensation Committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our executive compensation programs and related policies. The Compensation Committee engaged Frederic W. Cook & Co., Inc., or FW Cook, as its independent compensation consultant to provide objective analysis, advice and recommendations on executive officer pay in connection with the Compensation Committee’s decision-making process for 2025. During 2025, FW Cook did not provide services to us other than the services to our Compensation Committee described herein. Our Compensation Committee performs an annual assessment of its compensation consultants’ independence to determine whether the consultants are independent. Based on its evaluation, the Compensation Committee has determined that FW Cook is independent and that its work has not raised any conflicts of interest.

Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees as appropriate. In 2021, the Compensation Committee formed a Non-Officer Stock Award Committee, currently composed of Dr. Campbell, to which it delegated authority to grant, without any further action required by the Compensation Committee, stock options and restricted stock units ("RSUs") to employees who are not officers of the Company. The purpose of this delegation of authority is to enhance the flexibility of equity awards administration within the Company and to facilitate the timely grant of equity awards to non-officer employees, particularly new employees, within specified limits approved by the Compensation Committee. In particular, the subcommittee may grant equity awards only within pre-approved guidelines and not to any employee who has a title that is above vice president. Typically, as part of its oversight function, the Compensation Committee will review on a regular basis the list of grants made by the subcommittee. During fiscal year 2025, the subcommittee exercised its authority to grant options to purchase an aggregate of 661,925 shares of the Company’s common stock and 397,380 RSUs to non-officer employees.

The Compensation Committee charter can be found on our website at www.januxrx.com in the Corporate Governance section.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is a current or former officer or employee of the Company. None of our executive officers currently serves, or has served during 2025, on the board of directors or compensation committee of any other company that has one or more executive officers serving on our Board or on our Compensation Committee.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee currently consists of Dr. Simson and Ms. Hernday, with Dr. Simson serving as the Chair. Our Board of Directors has determined that each of the members of this committee satisfies the Nasdaq independence requirements. The Nominating and Corporate Governance Committee met two times during 2025. The Nominating and Corporate Governance Committee has a charter that is reviewed and updated annually, or as may be warranted from time to time. The functions of this committee include, among other things:

•
identifying, reviewing and evaluating candidates to serve on our Board of Directors consistent with criteria approved by our Board of Directors;
•
determining the minimum qualifications for service on our Board of Directors;
•
evaluating director performance on the Board of Directors and applicable committees of the Board of Directors and determining whether continued service on our Board of Directors is appropriate;
•
evaluating, nominating and recommending individuals for membership on our Board of Directors;
•
evaluating nominations by stockholders of candidates for election to our Board of Directors;
•
considering and assessing the independence of members of our Board of Directors;
•
developing a set of corporate governance policies and principles, including a code of business conduct and ethics, periodically reviewing and assessing these policies and principles and their application and recommending to our Board of Directors any changes to such policies and principles;

•
considering questions of possible conflicts of interest of directors as such questions arise; and
•
reviewing and assessing on an annual basis the performance of the Nominating and Corporate Governance Committee and the Nominating and Corporate Governance Committee charter.

The Nominating and Corporate Governance Committee believes that the candidates for director, both individually and collectively, have the integrity, experience, judgment, commitment (including having sufficient time to devote to us and level of participation), skills, diversity, and expertise appropriate for us. In assessing the directors, both individually and collectively, the Nominating and Corporate Governance Committee considers our current needs and the needs of the Board of Directors, to maintain a balance of knowledge, experience, capability, race, gender, geography, thought, viewpoints, backgrounds, skills, and expertise. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board of Directors, our operating requirements, and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity (including with respect to race, gender, geography, thought, viewpoints, and backgrounds), age, skills, and such other factors as it deems appropriate given our current needs and the needs of the Board of Directors, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to us during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations, and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. Any search firm retained to assist the Nominating and Corporate Governance Committee in seeking candidates for the Board of Directors will be instructed to seek to include diverse candidates in terms of race, gender, geography, thought, viewpoints, backgrounds, skills, experience, and expertise from, among other areas, professional and academic areas relevant to the Company’s area of focus. In addition, the Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board of Directors by majority vote.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the way it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board of Directors may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 10955 Vista Sorrento Parkway, Suite 200, San Diego, California 92130, Attn: Corporate Secretary, no later than the 90th day and no earlier than the 120th day prior to the one year anniversary of the preceding year’s Annual Meeting. Submissions must include, among other things, (1) the name and address of the stockholder on whose behalf the submission is made; (2) number of our shares that are owned beneficially by such stockholder and the nominee as of the date of the submission; (3) the full name, age, business address and residence address of the proposed candidate; (4) description of the proposed candidate’s business experience for at least the previous five years; (5) complete biographical information for the proposed candidate; (6) a description of the proposed candidate’s qualifications as a director; and (7) any other information required by our Bylaws. We may require any proposed nominee to furnish such other information as we may reasonably require to determine the eligibility of such proposed nominee to serve as our independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.

The Nominating and Corporate Governance Committee charter can be found on our website at www.januxrx.com in the Corporate Governance section.

Insider Trading Policy

We have adopted an insider trading policy (our “Insider Trading Policy”) governing the purchase, sale, and/or other dispositions of the Company’s securities by directors, officers and employees that is designed to promote compliance with insider trading laws, rules and regulations, as well as procedures designed to further the foregoing purposes. Pursuant to our Insider Trading Policy, it is the Company’s policy to comply with applicable laws and regulations relating to insider trading when engaging in transactions in the Company’s securities. A copy of our Insider Trading Policy is filed as an exhibit to our Annual Report on Form 10-K for our fiscal year ended December 31, 2025.

Hedging Policy*

As part of our Insider Trading Policy and Code of Business Conduct and Ethics, all employees, including our officers, directors and consultants are prohibited from engaging in short sales, transactions in put or call options, hedging transactions or other inherently speculative transactions with respect to our securities at any time. In addition, no employee, including any officer, director, or consultant may margin, or make any offer to margin, any of our securities, including without limitation, borrowing against such securities, at any time.

* “The disclosure under the caption “Hedging Policy” is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.”

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 and has further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the Annual Meeting.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in our best interests and the best interests of our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.

Principal Accountant Fees and Services

The following table shows the aggregate fees for services provided for the fiscal year ended December 31, 2025 and 2024, by Ernst & Young LLP, our independent registered public accounting firm for those periods. All fees described below were pre-approved by the Audit Committee.

	Year Ended December 31,
	2025	2024
Audit Fees(1)	$972,691	$1,143,037
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees(2)	3,600	3,600
Total Fees	$976,291	$1,146,637

(1)
Audit fees consist of fees billed for professional services by Ernst & Young LLP for audit and quarterly review of our financial statements and review of our registration statements and related issuances of consents, and related services that are normally provided in connection with statutory and regulatory filings or engagements.
(2)
All other fees consist of fees paid to Ernst & Young LLP for access to its proprietary accounting research database.

In connection with the audit of each of the 2025 and 2024 financial statements, we entered into engagement agreements with Ernst & Young LLP, which set forth the terms under which Ernst & Young LLP performed audit services for us. Such agreements are subject to alternative dispute resolution procedures.

Pre-Approval Policies and Procedures

The Audit Committee must pre-approve the audit and non-audit services rendered by our independent registered public accounting firm. The Audit Committee has adopted a policy and procedures for the pre-approval of such audit and non-audit services. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide such service. The pre-approval authority may be delegated to one or more of the Audit Committee’s members, but any pre-approval decisions must be reported to the full Audit Committee at its next scheduled meeting. Pursuant to the policy, the Audit Committee has delegated pre-approval authority to its Chair.

The Audit Committee has determined that the rendering of services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.

PROPOSAL 3

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our stockholders are being asked to approve, in an advisory, non-binding vote, the compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion. In considering their vote, we urge stockholders to review the information on our compensation policies and decisions regarding the named executive officers presented in the section below titled “Executive Compensation.”

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding. Although this resolution is non-binding, the Board and the Compensation Committee value the opinions of our stockholders and will review and consider the voting results when making future compensation decisions for our named executive officers. We will conduct our next say-on-pay vote at the 2027 annual meeting of stockholders.

We believe that our compensation components provide a reasonable balance of base compensation and long-term equity-based incentive compensation that is closely aligned with the Company’s overall performance. The Company aims to provide executive officers with a reasonable level of security through base salary and benefits, while rewarding them through cash and equity-based incentive compensation to achieve business objectives and create stockholder value. We believe that each of our compensation components is integral to attracting, retaining, and rewarding qualified named executive officers.

The text of the resolution in respect of Proposal no. 3 is as follows:

“RESOLVED, that the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby approved.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 3.

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers as of the date of this proxy statement.

Executive Officer	Age	Position(s)
David Campbell, Ph.D.	67	President and Chief Executive Officer
Thomas DiRaimondo, Ph.D.	40	Chief Scientific Officer
Janeen Doyle	48	Chief Corporate and Business Development Officer
William Go, M.D., Ph.D.	50	Chief Medical Officer
Charles Winter	57	Chief Technical Officer

The following is biographical information for our executive officers other than Dr. Campbell, whose biographical information is included under Proposal 1.

Thomas DiRaimondo, Ph.D. is one of our co-founders and has served as our Chief Scientific Officer since January 2024 and had previously served as our Executive Director, Head of Research and Development from January 2023 through December 2023, Senior Director of Therapeutics Discovery from January 2022 through December 2022, and Director of Research from January 2018 through December 2021. Previously, Dr. DiRaimondo served at Sitari Pharma, Inc., which he co-founded, as Director of Research from January 2020, and Principal Scientist from December 2013. Dr. DiRaimondo received a B.S.E in chemical engineering and M.Eng in pharmaceutical engineering from the University of Michigan, Ann Arbor as well as a M.S. and Ph.D. in chemical engineering from Stanford University.

Janeen Doyle has served as our Chief Corporate and Business Development Officer since May 2025. Previously, Ms. Doyle served as Senior Partner and Senior Vice President of Corporate Partnerships and Program Development at Flagship Pioneering, Inc. (“Flagship”) from June 2024 to May 2025, where she was responsible for strategy and execution of collaborations between Flagship’s portfolio companies and global pharmaceutical and technology partners. From 2019 to June 2024, Ms. Doyle held multiple positions at Bristol-Myers Squibb, including Senior Vice President of Strategy of Business Development and Vice President of Business Development and Global Alliances. From 2009 to 2019, Ms. Doyle held multiple positions at Celgene Corporation, a global biopharmaceutical company (acquired by Briston-Myers Squibb), including Executive Director of Business Development & Global Alliances and Director of Global Program Leadership. Previous to that, she held roles in clinical science and operations. Ms. Doyle received a B.S. in Biology from Moravian University and a M.B.A. from the University of Scranton.

William Go, M.D., Ph.D. has served as our Chief Medical Officer since January 2026. Previously, Dr. Go served as Chief Medical Officer at A2 Biotherapeutics, Inc. (“A2 Bio”), a private biotherapeutics company, from 2019 to June 2025, where he led development of logic-gated CAR T-cell therapies for solid tumors. During his tenure, A2 Bio initiated three Phase 1 clinical trials across multiple solid tumor indications. Prior to A2 Bio, Dr. Go held multiple positions at Kite Pharma, Inc. (“Kite”), a biotechnology company (acquired by Gilead Sciences, Inc. (“Gilead”)) from 2014 to 2019, including Vice President of Clinical Development and Senior Medical Director where he led the pivotal ZUMA-1 trial supporting the FDA and EMA approvals of YESCARTA®, the first CAR T-cell therapy approved for large B-cell lymphoma. Following Kite’s acquisition by Gilead, he continued in a senior clinical development leadership role overseeing programs in large B-cell lymphoma. From 2011 to 2014, Dr. Go held various positions at Amgen, a public biopharmaceutical company, in the hematology/oncology department. Dr. Go completed residency training in internal medicine and a fellowship in hematology/oncology at UC San Diego, with tumor immunology research supported by fellowships from the California Institute for Regenerative Medicine and the American Association of Cancer Institutes. Dr. Go received a B.A. in Biology from Carleton College and an M.D., Medicine, and Ph.D., in Biomedical Sciences with a focus in Immunology from UC San Diego School of Medicine.

Charles Winter has served as our Chief Technical Officer since January 2023 and had previously served as our Senior Vice President of Chemistry, Manufacturing and Controls from March 2021 through December 2022. Previously, Mr. Winter served at AnaptysBio, Inc. as Vice President of Chemistry, Manufacturing and Controls from August 2020 to March 2021, at Sanofi as Vice President of Chemistry, Manufacturing and Controls from January 2020 to August 2020, at Synthorx, Inc. (acquired by Sanofi in January 2020) as Vice President of Chemistry, Manufacturing and Controls from June 2018 to January 2020, at Denali Therapeutics, Inc. as Head of Biologics from November 2016 to June 2018, at Eden Biologics, Inc. (formerly JHL Biotech, Inc.) as Vice President of Manufacturing and Technology, running its cGMP contract manufacturing plant, from July 2015 to August 2016, at Gilead as Director of Biologics Development from September 2011 to June 2015 and at Genentech from 1994 to September 2011, most recently as Senior Group Leader and Principal Engineer. Mr. Winter received a B.S. in chemical engineering from the University of Wisconsin-Madison.

EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

This Compensation Discussion and Analysis provides an overview of our executive compensation philosophy and objectives, discusses our executive compensation programs and policies, and analyzes how and why we arrived at fiscal year 2025 compensation decisions with respect to our named executive officers (“NEOs”). Our NEOs for 2025 were:

•
David Campbell, Ph.D., our President and Chief Executive Officer;
•
Thomas DiRaimondo, our Chief Scientific Officer;
•
Janeen Doyle, our Chief Corporate and Business Development Officer;(1)
•
Zachary McIver, D.O., Ph.D., our former Chief Medical Officer;(2) and
•
Byron Robinson, Ph.D., J.D., our former Chief Strategy Officer.(3)
(1)
Ms. Doyle joined the Company in May 2025.
(2)
Dr. McIver departed from the Company effective January 30, 2026.
(3)
Dr. Robinson’s departure from the Company effective September 18, 2025, was deemed a termination without “Cause” under the terms of the Company’s Change in Control and Severance Benefit Plan.

Business Overview

We are an innovative clinical-stage biopharmaceutical company developing a broad pipeline of novel immunotherapies by applying our proprietary technologies to our Tumor Activated T Cell Engager (TRACTr), Tumor Activated Immunomodulator (TRACIr), and Adaptive Immune Response Modulator (ARM) platforms.

The TRACTr platform produces T cell engagers (TCEs) with a tumor antigen-binding domain and a CD3 T cell binding domain, while the TRACIr platform produces bispecifics with a tumor antigen-binding domain and a costimulatory CD28 binding domain. The goal of our TRACTr and TRACIr platforms is to provide cancer patients with safe and effective therapeutics that direct and guide their immune system to eradicate tumors while minimizing safety concerns. Our initial focus is on developing a novel class of TRACTr therapeutics designed to target clinically validated T cell engager (TCE) drug targets, while overcoming the liabilities associated with prior generations of TCEs. While TCE therapeutics have displayed potent anti-tumor activity in hematological cancers, developing TCEs to treat solid tumors has faced challenges due to the limitations of prior TCE technologies, namely (i) on-target healthy tissue immune activation that contributes to cytokine release syndrome (CRS) and healthy tissue toxicity and (ii) poor pharmacokinetics (PK) leading to short half-life.

Our ARM platform builds upon our expertise to redesign bispecific T cell engagers to address the limitations of conventional approaches in autoimmune diseases and oncology. The platform is designed to enable controlled T cell activation and expansion followed by contraction, with the goal of achieving deep and durable target cell depletion while improving safety and convenience.

Fiscal Year 2025 Compensation Highlights

Considering our overarching compensation philosophy and objectives described below, we took the following actions with respect to the compensation of our NEOs for 2025:

•
Annual Base Salary Increases: The Compensation Committee and the Board approved increases to the base salaries of our NEOs to better align with peer group market levels.
•
Annual Cash Incentive Compensation: We increased Dr. McIver’s target bonus percentage to align with the target bonus percentages for our other executive officers (other than Dr. Campbell), and we introduced individual goals for our annual bonus plan, which was weighted at 20% of the bonus opportunity for each of our NEOs (except for Dr. Campbell, whose bonus opportunity continued to be based solely on the achievement of the corporate goals). The Compensation Committee and the Board determined a 2025 corporate goal achievement of 90% and individual goal achievement for our NEOs ranging from 75% to 100%, resulting in the payment of 2025 annual bonuses to our NEOs who served through the end of the 2025 fiscal year between 87% to 92% of target.
•
Long-Term Equity Incentives: Consistent with long-term equity-based compensation program for 2024, we granted equity awards to our NEOs in the form of stock options and restricted stock units (“RSUs”). In determining the size of these equity awards, the Compensation Committee considered the factors described in the “How We Determine Executive Compensation” section below.

Compensation Philosophy and Objectives

We believe that a strong executive team is critical to our ability to deliver on our long-term objectives. Our executive compensation program is designed to achieve a variety of goals, including:

•
attracting and retaining exceptional executive talent;
•
motivating optimal performance that creates long-term company value to align our executives’ incentives with our stockholders’ interests; and
•
providing a heavy weighting of performance-based compensation for our executives (with an emphasis on tying compensation to achievement of key corporate objectives) to help properly focus our executives’ commitment to corporate value growth.

The Compensation Committee evaluates our executive compensation program on a regular basis to ensure that it is consistent with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. The following table summarizes our executive compensation and related policies and practices:

What We Do		What We Don't Do
●	Tie performance bonus opportunities to defined corporate goals	●	Allow hedging or pledging of Company stock
●	“Double-trigger” change in control severance payments, requiring both a change in control and an involuntary termination for payout	●	Reprice stock options
		●	Provide excessive perquisites
		●	Provide supplemental executive retirement plans
●	Maintain a clawback policy	●	Pay dividend equivalents on unvested equity awards
●	Maintain a Compensation Committee comprised entirely of independent directors
		●	Guarantee annual base salary increases or bonuses
●	Retain an independent compensation consultant
		●	Provide any excise tax gross-ups for executive officers
●	Reevaluate and adjust our compensation program annually based on market developments

Say-on-Pay Vote on Executive Compensation

At our 2025 annual meeting of stockholders, we held our first advisory “say-on-pay” vote on our NEOs’ compensation, and approximately 97.9% of stockholder votes cast were in favor of our NEOs’ compensation for 2024. At this year’s Annual Meeting, we will again hold an advisory say-on-pay vote to ratify our NEO compensation. The Compensation Committee will continue to consider the results from this year’s vote and future advisory say-on-pay votes on NEO compensation, as well as feedback from stockholders, when evaluating our compensation program. Furthermore, based on the results of the advisory “say-on-frequency” vote held at our 2025 annual meeting of stockholders on the frequency of advisory votes on executive compensation, we intend to hold our next say-on-pay vote at the 2027 annual meeting of stockholders.

How We Determine Executive Compensation

An executive officer’s initial base salary, initial target annual bonus opportunity, and new hire equity incentive awards are established pursuant to the terms of the executive’s employment agreement. Employment agreements for executive officers are negotiated at arms-length and approved by our Compensation Committee, taking into account the individual’s qualifications and experience, the strategic importance of the role, market and peer company data (at the 50th percentile), as well as internal parity considerations.

In addition, our Compensation Committee reviews our executive officers’ base salaries and target annual bonus opportunities and approves grants of equity awards to them on an annual basis, generally in connection with our annual performance review process. However, the compensation of Dr. Campbell is determined and approved by our Board based on recommendations from our Compensation Committee. In determining whether to adjust an executive officer’s base salary or target annual bonus opportunity or to grant an executive officer any equity awards, the Compensation Committee considers a number of factors, including individual and company performance during the prior year, historic salary levels and length of time in the role, risk to retention, internal parity among executive team members, and competitive market data (at the 50th percentile for cash compensation and at the 75th percentile for equity incentive compensation), including data with respect to base salaries paid to similarly situated executive officers at peer group companies.

The roles of our Compensation Committee and the Board, our management, and our Compensation Committee’s independent compensation consultant in making these determinations regarding our executive officers’ compensation are described below.

Role of our Compensation Committee and the Board

The Compensation Committee, which is comprised entirely of independent directors, establishes our overall compensation philosophy and objectives and is responsible for establishing, overseeing and evaluating our executive compensation program. The Compensation Committee meets periodically throughout the year to, among other responsibilities, review and assess whether our executive compensation program aligns with our compensation philosophy and objectives, and determines the specific components of our NEOs’ compensation, other than the compensation of our CEO, where the Compensation Committee makes recommendations to our Board. References in this Compensation Discussion and Analysis to our Compensation Committee as it relates to compensation decisions made with respect to our CEO should be read to include the full Board where applicable.

At the end of the year, the Compensation Committee evaluates achievement relative to performance targets and recommends corresponding payouts earned. Additionally, towards the end of the year, the Compensation Committee reviews the elements of our executive compensation program to verify the alignment of the program with our business strategy, with the items that we believe drive the creation of shareholder value, and with peer competitive market practices. Within this context, the

Committee then determines whether any changes would be appropriate. The Compensation Committee does not delegate authority to approve executive officer compensation.

Role of Chief Executive Officer and Management

Our Chief Executive Officer provides the Compensation Committee with input and recommendations related to the compensation of our other executive officers. The Chief Executive Officer does not participate in, nor is present during, any deliberations or determinations of the Compensation Committee or the Board regarding his own compensation or individual performance goals. From time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice, or to otherwise participate in Compensation Committee meetings.

Role of the Independent Compensation Consultant

The Compensation Committee has the authority under its charter to engage the services of outside legal counsel, compensation consultants, and other advisors. The Compensation Committee engaged FW Cook to serve as its independent compensation consultant to advise the Compensation Committee on matters related to executive and non-management director compensation.

Our Compensation Committee’s annual compensation review for 2025 included an analysis of data, comparing the Company’s executive and director compensation levels and practices against a peer group of pre-commercial biopharmaceuticals companies. FW Cook provided our Compensation Committee with advice, counsel, and recommendations with respect to the composition of the peer group and competitive data used for assessing our compensation program. Our Compensation Committee used this and other information provided by FW Cook to reach an independent recommendation regarding compensation to be paid to our CEO, directors, and other executives. FW Cook also provides written and verbal advice at Compensation Committee meetings and attends executive sessions of the Compensation Committee.

The Compensation Committee reviews compensation for peer group companies and other market data in order to gain a better understanding of current compensation practices for similarly situated companies and to provide a reference point when assessing executive compensation at competitive levels.

The companies in our compensation peer group are selected based on the industry in which they operate, the size of their business and similarities in certain qualitative factors such as geography, stock performance and business model. These companies are also representative of the types of companies with which we compete for executive talent. The Compensation Committee used the following peer group developed in consultation with FW Cook (which the Compensation Committee initially approved in June 2024 and subsequently re-approved in September 2024 in its annual review of our compensation peer group) to conduct comparative pay analysis of our pay levels and compensation program structures for 2025. This peer group differed from that used by the Committee for the Company’s 2024 compensation program with the removal of nine companies (Alaunos Therapeutics, Inc., BioAtla, Inc., Cue Biopharma, Inc., CytomeX Therapeutics, Inc., Mersana Therapeutics, Inc., Poseida Therapeutics, Inc., Repliumune Group, Inc., Sutro Biopharma, Inc., and Zymeworks Inc.) and the addition of ten companies (Arcellx, Inc., Beam Therapeutics Inc., Crinetics Pharmaceuticals, Inc., Denali Therapeutics Inc., IDEAY Biosciences, Inc., Merus N.V., Nuvalent, Inc., Relay Therapeutics, Inc., Revlution Medicines, Inc., and Zentalis Pharmaceuticals, Inc.). These changes reflect a shift toward biotech companies that are more comparable in size and growth trajectory perspective. The peer group was adjusted to better align the comparator set with the Company’s size and growth profile at the time after significant stock price growth (JANX 1-year TSR at the time of the approval of the peer group below was +254%) as a result of positive interim clinical data.

Arcellx, Inc.	IDEAYA Biosciences, Inc.	Relay Therapeutics, Inc.
Arcus BioSciences, Inc.	Inhibrx Biosciences, Inc.*	Revolution Medicines, Inc.
Arvinas, Inc.	Kura Oncology, Inc.	Syndax Pharmaceuticals, Inc.
Beam Therapeutics Inc.	Merus N.V.	Xencor, Inc.
Crinetics Pharmaceuticals, Inc.	Nuvalent, Inc.	Zentalis Pharmaceuticals, Inc.
Denali Therapeutics Inc.

*Although it had been acquired by Sanofi, Inhibrx Biosciences, Inc. was included in the peer group because relevant compensation data remained available from its public filings.

Elements of Executive Officer Compensation

Overview

The compensation packages for the Company’s NEOs have both performance-based and fixed elements. Total target compensation paid to our NEOs is divided among three principal components:

•
Base salary, which is fixed and does not vary based on our financial and other performance;
•
Cash incentive compensation, which is paid annually and is variable based on company and individual performance (except in the case of the CEO); and
•
Equity-based awards, which are variable and the value of which depends on stock price performance.

For 2025, our overall mix of executive compensation continued to include a balance of base salary, cash incentive, and equity-based compensation.

Annual Base Salary

We believe that a competitive base salary is a necessary element of any compensation program. As described in the “How We Determine Executive Compensation” section above, we set base salary compensation for our executive officers at a level we believe enables us to retain and motivate and, as needed, hire individuals in a competitive environment.

For 2025, the Compensation Committee approved increases to the base salaries of our NEOs (other than Ms. Doyle), ranging from approximately 3.9 to 13.8%, which the Compensation Committee felt represented the appropriate increase to make these NEOs’ base salaries competitive with base salaries for such positions at our peers. Dr. Raimondo received a larger increase to his base salary to better align with comparable peer group positions. Ms. Doyle’s base salary was determined through arm’s-length negotiation in connection with her hire. The NEOs’ annualized base salaries and increases from each of their 2024 base salaries, if applicable, are reflected in the table below.

Executive Officer	2024 Base Salary ($)	2025 Base Salary ($)	% Change
David Campbell, Ph.D.	646,000	680,000	5.3%
Thomas DiRaimondo, Ph.D.	420,000	478,000	13.8%
Janeen Doyle	—	490,000	N/A
Zachary McIver, D.O., Ph.D.	440,000	475,000	8.0%
Byron Robinson, Ph.D., J.D.	485,000	504,000	3.9%

Annual Cash Incentive Compensation

Consistent with our emphasis on a pay-for-performance compensation program, executive officers are eligible to receive annual cash bonuses, which is paid out based upon achievement of certain pre-determined corporate and individual goals during the fiscal year. As with base salaries, the target annual bonus opportunity for each of our executive officers is determined in the manner described in the "How We Determine Executive Compensation" section above.

Each of our NEOs participates in our annual bonus plan and has a target bonus represented as a percentage of base salary, or a target bonus percentage, each of which is set forth below.

Executive Officer	2025 Target Bonus as a Percent of Base Salary
David Campbell, Ph.D.	60%
Thomas DiRaimondo, Ph.D.	40%
Janeen Doyle	40%
Zachary McIver, D.O., Ph.D.	40%
Byron Robinson, Ph.D., J.D.	40%

In December 2024, the Compensation Committee approved an increase to Dr. McIver’s target bonus percentage from 30% to 40%, effective as of January 1, 2025, to align with the target bonus percentages for the Company’s other executive officers (other than Dr. Campbell).

The Compensation Committee, in consultation with our Chief Executive Officer, establishes the corporate goals for the annual bonus plan, the relative weight of each goal, and the respective targets for each goal, considering the Company’s growth and pipeline objectives and internal budget. In determining which goals to use to assess our annual corporate performance, the Compensation Committee selects corporate goals that it believes are essential to building long-term stockholder value. The Committee can modify the formulaic corporate achievement percentage up to 25% above or below the calculated payout, based on overall level of achievement of company-wide goals or if the Committee determines that other corporate achievements warrant such adjustment. Dr. Campbell’s 2025 bonus opportunity was based solely on the achievement of corporate goals, and each other NEO’s 2025 bonus opportunity was based on the achievement of corporate goals and individual goals (weighted 80% and 20%, respectively). Payouts for each goal could vary between 0% and 100% of target, with a maximum overall payout of 125% of target with the impact of the modifier. At the end of 2024, the Compensation Committee recommended and the Board approved the corporate goals that would be used for 2025 bonuses (which were updated by the Board in March 2025 to better align with our long-term goals). The Compensation Committee approved individual goals for our NEOs, other than Dr. Campbell, in January 2025 (or in Ms. Doyle’s case, in September 2025, following the commencement of her employment with the Company).

The corporate goals for 2025 included various research and development and corporate governance activities and objectives primarily related to our drug development programs, as set forth below:

Corporate Goal	Weighting
PSMA: Optimize therapeutic regimen for PSMA product candidate	50%
EGFR: Optimize therapeutic regimen for EGFR product candidate	25%
R&D: Advance research and development to enable the achievement of key milestones	10%
Pipeline: Advance preclinical programs to support product development	5%
Business development: Drive processes that advance partnership opportunities	5%
Operations: Drive strategic goal alignment and operational excellence	5%

The 2025 corporate goals aimed to incentivize performance related to achievement of research, clinical and regulatory milestones related to our drug development programs. In setting these goals, the Compensation Committee and the Board balance the consideration of the likelihood of achievement of these corporate goals with the effectiveness of such goals in incentivizing our NEOs’ performance. The relative weightings of the 2025 corporate goals are based upon our assessment of the importance of each goal in creating long-term value for the Company and our stockholders.

Each NEO’s individual goals were designed to drive the NEO to achieve certain objectives (based on the NEO’s role) that would support the achievement of the corporate goals for the 2025 bonus plan.

In December 2025, the Compensation Committee and the Board reviewed our 2025 performance and determined that our achievement of the corporate goals was as follows:

Corporate Goal	Achievement
PSMA	80%
EGFR	77.5%
R&D	97.5%
Pipeline	100%
Business development	100%
Operations	100%

These results produced an initial overall 2025 corporate goal achievement of approximately 84%, but due to the strong outcome achieved in respect of the goals and facilitating significant growth in Company value, the Compensation Committee and the Board exercised their discretion to apply a modifier to the initial achievement and determined a final overall 2025 corporate goal achievement of 90%.

In December 2025, the Compensation Committee also reviewed the performance of the NEOs (other than Dr. Campbell) that remained with us and determined that the achievement of the individual goals was 100% for Ms. Doyle, 75% for Dr. McIver, and 100% for Dr. DiRaimondo.

The table below sets forth the payments under the 2025 bonus plan for our NEOs.

Executive Officer	Target Bonus ($)	Actual Bonus ($)	Actual as % of Target
David Campbell, Ph.D.	408,000	367,200	90%
Thomas DiRaimondo, Ph.D.	191,200	175,904	92%
Janeen Doyle (1)	123,985	114,066	92%
Zachary McIver, D.O., Ph.D.	190,000	165,300	87%
Byron Robinson, Ph.D., J.D. (2)	201,600	—	—
(1)
Ms. Doyle’s target bonus opportunity was prorated to reflect her employment with the Company commencing in May 2025.
(2)
Dr. Robinson did not receive a bonus payment because he departed from the Company prior to the end of the 2025 fiscal year.

Equity-Based Compensation

The Company’s long-term incentive program is designed to align executive interests with those of stockholders while reflecting competitive market practices among similarly situated pre-commercial biotechnology companies. Because vesting is generally subject to continued service over a period of several years following the date of grant, our equity-based incentives also serve as a retention device for NEOs and other service providers. The Compensation Committee generally considers equity awards in the context of setting overall compensation packages for executives, as described in the “How We Determine Executive Compensation” section above.

We have historically granted equity compensation in the form of stock options. Our Compensation Committee views stock options as performance-based compensation that are intended to create a direct link between our NEOs’ compensation and our stock price appreciation. Because the executive must pay a cash exercise price equal to the value of the stock on the date the option is granted, the executive will only receive value from the option grant if the value of our stock increases following the option grant date.

However, based on a review of competitive peer practices of similarly-sized pre-commercial biotechnology companies conducted by FW Cook and equity programs and discussion of attraction and retention of the executive team, the Compensation Committee determined and approved, in December 2024, to introduce RSUs into our long-term equity compensation program for our NEOs. We believe that RSUs are a strong retention vehicle, particularly during periods of stock price volatility, and can allow us to reduce share usage and manage our available equity pool more efficiently. We also believe that if our executives hold unvested awards covering share of our common stock with a value that is significant to them, but which value cannot be immediately realized, they will have an incentive to act to maximize longer-term stockholder value instead of short-term gain. We believe that equity compensation is an integral component of our efforts to attract and retain exceptional executives, senior management and other employees.

Accordingly, in December 2024, as part of its annual review of executive compensation, the Compensation Committee (or with respect to the grants to our Chief Executive Officer, the Board) approved the grant of stock options and RSUs to our NEOs (other than Ms. Doyle, who had not yet joined the Company) as part of their 2025 compensation package. In April 2025, the Compensation Committee approved the grant of new hire stock options and RSUs to Ms. Doyle, effective as of June 2025. Each of these stock options vests 25% on the first anniversary date of the vesting start date and the remainder vest in 36 equal monthly installments thereafter. Each of these RSU awards vests 25% on the first anniversary of the vesting start date and 25% vest on each anniversary thereafter.

The table below sets forth the number of shares our common stock covered by the stock options and RSUs granted to our NEOs in 2025 as part of their 2025 compensation package.

Executive Officer	RSUs(1)	Stock Options(2)
David Campbell, Ph.D.	81,000	283,500
Thomas DiRaimondo, Ph.D.	24,000	84,000
Janeen Doyle	44,000	154,000
Zachary McIver, D.O., Ph.D.	26,000	91,000
Byron Robinson, Ph.D., J.D.	28,000	98,000
(1)
RSUs for the NEOs (other than Ms. Doyle) were approved in December 2024 but with an intended grant date of January 2, 2025. However, for purposes of FASB’s Accounting Standards Codification 718, Compensation - Stock Compensation (“ASC 718”), the grant date of these RSUs is deemed to be in December 2024 (the date of the applicable board approval), so the RSUs appear in the Summary Compensation Table below as 2024 stock awards.
(2)
Stock options for the NEOs (other than Ms. Doyle) were approved in December 2024 but have a grant date in January 2025 for purposes of ASC 718, so these stock options appear in the Summary Compensation Table below as 2025 stock awards.

Employment Agreements

We have entered into employment agreements with all our NEOs, including an employment agreement with Ms. Doyle, our Chief Corporate and Business Development Officer, that we entered into in connection with her hire in May 2025. Each NEO’s employment agreement has no specific term and provides that the NEO is an at-will employee.

Ms. Doyle’s employment agreement provides for an annual base salary of $490,000 and an annual bonus opportunity with a target amount of 40% of her base salary. Under Ms. Doyle’s employment agreement, she received a one-time sign-on bonus of $75,000, but if her employment terminates due to her resignation for any reason or a termination by the Company for “Cause” (as defined in the employment agreement, in each case before the one-year anniversary of the date she commenced employment with the Company), she will be required to repay to the Company a pro-rated portion of the sign-on bonus (based on the number of full months she was employed by the Company). Under the employment agreement, Ms. Doyle also received a one-time payment of $50,000 upon her permanent relocation to the San Diego, California area.

Change in Control and Severance Benefits

Drs. Campbell and DiRaimondo and Ms. Doyle are participants in our Change in Control and Severance Benefit Plan (the “Severance Plan”). Prior to their departure from the Company, Drs. Robinson and McIver were also participants in the Severance Plan.

The Severance Plan provides for severance and/or change in control benefits to participants in the event that they become subject to involuntary or constructive employment terminations, including in connection with a change in control of the Company, as described in the section titled “Potential Payments Upon Termination or Change in Control” below. The Severance Plan enables participants to maintain their focus and dedication to their responsibilities to help maximize stockholder value by minimizing distractions due to the possibility of such an involuntary or constructive employment termination. We believe that Severance Plan furthers the interests of the Company and our stockholders in promoting the retention of participants.

Dr. Robinson received severance benefits under the Severance Plan upon his departure from the Company effective September 18, 2025, which qualified as a termination without “Cause.”

Other Compensation and Benefits

All of our NEOs are eligible to participate in our employee benefit plans, including our medical, dental, vision and life plans, in each case on the same basis as all of our other employees. We pay the premiums for the life, disability, accidental death and dismemberment insurance for all of our employees, including our NEOs. We generally provide limited perquisites or personal benefits to our NEOs.

401(k) Plan

We maintain a 401(k) plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to defer eligible compensation up to certain Code limits, which are updated annually. We have the ability to make matching and discretionary contributions to the 401(k) plan. Currently, we do not make matching contributions or discretionary contributions to the 401(k) plan; however, the 401(k) plan is a “safe harbor” plan under which the Company makes a mandatory annual contribution of up to 3% of eligible employees’ compensation. These non-elective contributions, as well as employee elective deferrals, are always 100% vested at all times. The 401(k) plan is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), with the related trust intended to be tax exempt under Section 501(a) of the Code. Contributions to the 401(k) plan are deductible by us when made, and contributions and earnings on those amounts are not generally taxable to the employees until withdrawn or distributed from the 401(k) plan.

Pension Benefits

Other than with respect to tax-qualified defined contribution plans such as our 401(k) plan, our NEOs did not participate in any plan that provides for retirement payments and benefits, or payments and benefits that will be provided primarily following retirement.

Nonqualified Deferred Compensation

Our NEOs did not participate in, or earn any benefits under, a non-qualified deferred compensation plan sponsored by us in 2025. The Compensation Committee may elect to adopt qualified or nonqualified defined benefit plans in the future if it determines that doing so is in our best interests.

Compensation Recovery Policies

As a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, our executive officers may be legally required to reimburse our Company for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of section 304 of the Sarbanes-Oxley Act of 2002, as amended. Additionally, we have implemented a Dodd-Frank Act-compliant clawback policy, as required by SEC rules (the Incentive Compensation Recoupment Policy.” The Incentive Compensation Recoupment Policy provides for the mandatory recoupment of erroneously awarded incentive-based compensation in the event of an accounting restatement. In such an event, the Company would seek to recover the amount of erroneously awarded incentive-based compensation paid to applicable executives that was in excess of the amount that would have been awarded based on the restated financial results, subject to and in accordance with the terms of the policy and applicable law.

Insider Trading Policy

We have adopted an Insider Trading Policy governing the purchase, sale, and other dispositions of our securities by directors, officers, employees, consultants, and certain other related parties that are designed to promote compliance with insider trading laws, rules, and regulations, and applicable Nasdaq listing standards, as well as procedures designed to further the foregoing purposes. Our Insider Trading Policy also prohibits our directors, officers, employees, consultants from engaging in (i) short sales, transactions involving put or call options, hedging transactions and other inherently speculative transactions with respect to our stock at any time, and (ii) transactions involving any purchase of our stock on margin, borrowing against our stock held in a margin account or pledge of our stock as collateral for a loan. A copy of our Insider Trading Policy is filed as an exhibit to our Annual Report on Form 10-K for our fiscal year ended December 31, 2025.

Equity Grant Practices

The Compensation Committee does not grant equity awards in anticipation of the release of material nonpublic information (“MNPI”), and the Company does not time the release of MNPI based upon grant dates of equity awards. In the event MNPI becomes known to the Compensation Committee before granting an equity award, the Compensation Committee will consider such information and use its business judgment to determine whether to delay the grant of equity to avoid any appearance of impropriety. During 2025, we did not grant stock option awards to our NEOs during the period beginning four business days before and ending one business day after the filing or furnishing of a Form 10-Q, 10-K or 8-K that discloses MNPI.

Tax and Accounting Implications

Under Financial Accounting Standards Board ASC Topic 718, or ASC 718, we are required to estimate and record an expense for each award of equity compensation over the vesting period of the award. We record share-based compensation expense on an ongoing basis according to ASC 718.

Under Section 162(m) of the Code, compensation paid to each of our “covered employees” that exceeds $1 million per taxable year is generally non-deductible. Although our Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, our Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for our NEOs in a manner consistent with the goals of our executive compensation program and the best interests of the Company and our stockholders, which may include providing for compensation that is not deductible by us due to the deduction limit under Section 162(m).

Risk Assessment and Compensation Practices

Our Compensation Committee, with the assistance of FW Cook, assesses and discusses with management our compensation policies and practices for our employees as they relate to risk management. Based on this assessment, our Compensation Committee believes that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us.

Compensation Committee Report

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis provided above with management. Based on such review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and our Annual Report on Form 10-K for our fiscal year ended December 31, 2025.

Submitted by the members of our Compensation Committee of our Board of Directors:

Ron Barrett, Ph.D., Chairperson

Eric Dobmeier

The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC and is not deemed to be incorporated by reference in any of our filings under the Securities Act or the Exchange Act, other than our Annual Report on Form 10-K, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

CEO Pay Ratio

As required by the Dodd-Frank Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our CEO, Dr. Campbell, to the annual total compensation of our median employee.

For 2025, the annual total compensation of our CEO, as reported in the Summary Compensation Table was $13,506,231 and the annual total compensation of our median employee was $455,932. Based on this information, the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee was approximately 30 to 1.

We identified the median employee by using our entire employee population on December 31, 2025. There were no seasonal, temporary, or part-time employees in the employee population. We used a consistently applied compensation measure (“CACM”) consisting of (i) annual base pay, (ii) target annual cash incentive opportunity, and (iii) the grant date fair value of equity awards granted during 2025. Once we applied this CACM to identify our median employee, we calculated our median employee’s annual total compensation in a manner consistent with that used to calculate the annual total compensation of our CEO, as disclosed in the Summary Compensation Table above.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

SUMMARY COMPENSATION TABLE

The following table shows, for the fiscal years ended December 31, 2025, December 31, 2024 and December 31, 2023, compensation awarded to, paid to, or earned by, the named executive officers.

Executive Officer and Principal Position	Fiscal Year	Salary ($)	Bonus ($)		Option Awards ($)(1)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)		Total ($)
David Campbell, Ph.D.	2025	680,000	—		12,459,031	—	367,200	—		13,506,231
President and Chief Executive Officer	2024	646,000	—		2,862,873	4,981,500	484,500	—		8,974,873
	2023	625,000	—		3,155,769	—	412,500	—		4,193,269
Thomas DiRaimondo, Ph.D.	2025	478,000	—		3,691,565	—	175,904	—		4,345,469
Chief Scientific Officer	2024	420,000	—		1,180,484	1,604,160	210,000	—		3,414,644
Janeen Doyle(3) Chief Corporate and Business Development Officer	2025	309,963	75,000	(4)	3,124,983	995,280	114,066	50,000	(5)	4,669,292
Zachariah McIver, D.O., Ph.D.(6) Former Chief Medical Officer	2025	475,000	—		3,999,195	—	165,300	—		4,639,495
Byron Robinson, Ph.D., J.D.(7)	2025	362,728	—		4,306,826	—	—	394,081	(8)	5,063,635
Former Chief Strategy Officer	2024	485,000	—		1,216,621	1,871,520	242,500	—		3,815,641
	2023	450,000	75,000		1,017,990	—	198,000	—		1,740,990

(1)
In accordance with SEC rules, this column reflects the aggregate grant date fair value of the awards computed in accordance with ASC 718. Assumptions used in the calculation of these amounts are included in Note 4 to our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2025. These amounts do not reflect the actual economic value that will be realized by our named executive officers upon the vesting, exercise, or the sale of the shares of common stock underlying such awards.

(2)
The amounts disclosed represent annual performance-based bonuses earned in 2025
(3)
Ms. Doyle's service as our Chief Corporate and Business Development Officer began in May 2025.
(4)
Amount consists of a $75,000 one-time sign-on bonus paid in May 2025
(5)
Amount consists of a $50,000 one-time relocation payment paid in August 2025.
(6)
Dr. McIver's service as our Chief Medical Officer ended in January 2026.
(7)
Dr. Robinson's service as our Chief Strategy Officer ended in September 2025.
(8)
Amount represents the severance benefits payable to Dr. Robinson under our Change in Control and Severance Benefit Plan, consisting of continued payment of his base salary for nine months ($378,000) and payment of premiums for continued group health plan coverage under COBRA for a period of nine months ($16,081).

Grants Of Plan-Based Awards

The following table sets forth information relating to grants of plan-based incentive awards to the NEOs in 2025.

			Estimated future payouts under non-equity incentive plan awards			All other stock awards: Number of shares of stock or units (#)	All other option awards: Number of securities underlying options (#)	Exercise price of option awards ($)	Grant date fair value of stock and option awards ($)(5)
Executive Officer and Principal Position	Award Type	Grant Date	Target ($)(1)		Maximum ($)(2)
David Campbell, Ph.D.	Performance Bonus		408,000		510,000
	Annual Stock Options	1/2/2025					283,500	43.95	12,459,031
Thomas DiRaimondo, Ph.D.	Performance Bonus		191,200		239,000
	Annual Stock Options	1/2/2025					84,000	43.95	3,691,565
Janeen Doyle	Performance Bonus		196,000	(3)	245,000
	Stock Award	5/14/2025				44,000			995,280
	Stock Options	6/2/2025					154,000	20.29	3,124,983
Zachariah McIver, D.O., Ph.D.	Performance Bonus		190,000		237,500
	Annual Stock Options	1/2/2025					91,000	43.95	3,999,195
Byron Robinson, Ph.D., J.D.	Performance Bonus		—	(4)	—
	Annual Stock Options	1/2/2025					98,000	43.95	4,306,826

(1)
Amounts in this column represent target annual performance-based bonuses opportunity for the respective fiscal year. There were no threshold payout levels for these awards. The amount actually earned by each NEO for performance-based bonus is reported in the "Summary Compensation Table" above.
(2)
Amount represents 125% of the respective target amount. There is no minimum amount payable for a certain level of performance.
(3)
Ms. Doyle's employment with the Company started in May 2025 and therefore her salary and bonus payment reflect annualized amounts based on her hire date.
(4)
Dr. Robinson's service as our Chief Strategy Officer ended in September 2025. Therefore, Dr. Robinson did not receive a performance-based bonus for 2025.

(5)
Amounts in this column reflect the aggregate grant date fair value of the option and RSU awards granted during 2025, computed in accordance with ASC 718. Assumptions used in the calculation of these amounts are included in Note 4 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2025.

Outstanding Equity Awards at Fiscal Year End

The following table presents the outstanding equity incentive plan awards held by each named executive officer as of December 31, 2025, including one former executive officer who departed from the Company during the fiscal year.

			Option Awards(1)					Stock Awards(2)
Executive Officer		Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price Per Share ($)(3)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)(4)		Market Value of Shares or Units of Stock that Have Not Vested($)(5)
David Campbell, Ph.D.		1/16/2020	64,050	—		0.11	1/15/2030
		9/1/2020	448,350	—		0.59	8/31/2030
		3/10/2021	704,550	—		4.21	3/9/2031
		5/14/2021	727,608	—		10.59	5/13/2031
		1/3/2022	346,869	7,381		20.24	1/2/2032
		1/3/2023	226,041	83,959		14.02	1/2/2033
		1/2/2024	170,822	185,678		11.02	1/1/2034
		12/12/2024						81,000	(6)	1,117,800
		1/2/2025	—	283,500	(7)	53.24	1/1/2035
Thomas DiRaimondo, Ph.D.		9/1/2020	153,720	—		0.59	8/31/2030
		3/10/2021	140,910	—		4.21	3/9/2031
		5/14/2021	256,200	—		10.59	5/13/2031
		1/3/2022	23,470	500		20.24	1/2/2032
		1/3/2023	51,041	18,959		14.02	1/2/2033
		1/2/2024	70,437	76,563		11.02	1/1/2034
		12/4/2024						24,000	(6)	331,200
		1/2/2025	—	84,000	(7)	53.24	1/1/2035
Janeen Doyle		5/14/2025						44,000	(8)	607,200
		6/2/2025	—	154,000	(9)	25.01	6/1/2035
Zachariah McIver, D.O., Ph.D.		6/1/2023	27,083	35,417		12.10	5/31/2033
		1/2/2024	40,106	43,594		11.02	1/1/2034
		12/4/2024						26,000	(6)	358,800
		1/2/2025	—	91,000	(7)	53.24	1/1/2035
Byron Robinson, Ph.D., J.D.	(10)

(1)
Option awards with grant dates prior to June 10, 2021 were granted under the 2017 Equity Incentive Plan (the “2017 Plan”). Option awards with grant dates on or after June 10, 2021 were granted under the 2021 Plan.
(2)
All of the outstanding RSU awards were granted under and subject to the terms of the 2021 Plan. Except as otherwise indicated, each RSU award vests as to one-fourth (1/4th) of the total number of shares granted on the first, second, third and fourth anniversaries of the date of grant subject to the executive’s continuous service with us through the vesting dates and the potential vesting acceleration described below under “—Potential Payments upon Termination or Change in Control.”
(3)
All of the option awards listed in the table with a grant date prior to June 10, 2021 were granted with an exercise price per share that is no less than the fair market value of our common stock on the date of grant of such award, as determined in good faith by our Board of Directors. All of the option awards granted on or after June 10, 2021 are granted with an exercise price per share that is the closing price of our common stock on the date of grant.
(4)
The amounts shown in this column, other than amounts corresponding to Ms. Doyle, relate to RSUs granted on January 2, 2025, but for which the ASC 718 grant date is deemed to be in December 2024 (the date of applicable approval).
(5)
Market value is evaluated using our December 31, 2025 closing stock price.
(6)
All of the shares underlying this RSU award are unvested as of December 31, 2025, one-fourth (1/4th) of the shares vest one year after January 1, 2025; the balance of the shares vest in a series of 3 successive equal annual installments measured from the first anniversary of January 1, 2025, subject to the named executive officer’s continuous service as of each such vesting date.
(7)
All of the shares underlying this option are unvested as of December 31, 2025, one-fourth (1/4th) of the shares vest one year after January 1, 2025; the balance of the shares vest in a series of 36 successive equal monthly installments measured from the first anniversary of January 1, 2025, subject to the named executive officer’s continuous service as of each such vesting date.
(8)
All of the shares underlying this RSU award are unvested as of December 31, 2025, one-fourth (1/4th) of the shares vest one year after June 1, 2025; the balance of the shares vest in a series of 3 successive equal annual installments measured from the first anniversary of June 1, 2025, subject to the named executive officer’s continuous service as of each such vesting date.
(9)
All of the shares underlying this option are unvested as of December 31, 2025, one-fourth (1/4th) of the shares vest one year after May 14, 2025; the balance of the shares vest in a series of 36 successive equal monthly installments measured from the first anniversary of May 14, 2025, subject to optionholder’s continuous service as of each such vesting date.
(10)
Dr. Robinson’s service as our Chief Strategy Officer ended in September 2025. As such, any remaining stock options or RSU awards vested have been disposed of and any remaining stock options or RSU awards unvested have been forfeited.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

From time to time, we grant equity awards to our employees, including our named executive officers. Historically, we have granted new-hire equity awards on or soon after a new hire’s employment start date and annual refresh employee equity awards in the first quarter of each fiscal year, which refresh grants are typically approved at the regularly scheduled meeting of the Compensation Committee shortly before the commencement of such quarter. Also, non-employee directors receive automatic grants of initial and annual equity awards, at the time of a director’s initial appointment or election to the board and at the time of each annual meeting of our stockholders, respectively, pursuant to the Non-Employee Director Compensation Policy, as further described below. We do not otherwise maintain any written policies on the timing of equity awards, including stock options, stock appreciation rights, or similar instruments with option-like features. Our Compensation Committee considers whether there is any material nonpublic information (“MNPI”) about the Company when determining the timing of equity awards and does not seek to time the grant of equity awards in relation to the Company’s public disclosure of

MNPI. We have not timed the release of MNPI for the purpose of affecting the value of executive compensation.

Option Exercises and Stock Vested at Fiscal Year End

The following table presents the certain information regarding stock vested and exercised during the last fiscal year with respect to each named executive officer as of December 31, 2025, including one former executive officer who departed from the Company during the fiscal year.

	Option Awards		Stock Awards
Name (a)	Number of shares acquired on exercise (#) (b)	Value realized on exercise ($) (c)	Number of shares acquired on vesting (#) (d)	Value realized on vesting ($)(1) (e)
David Campbell, Ph.D.	-	-	-	-
Janeen Doyle	-	-	-	-
Zachariah McIver, D.O., Ph.D.	-	-	-	-
Thomas DiRaimondo, Ph.D.	-	-	-	-
Byron Robinson, Ph.D., J.D.	129,791	487,818	-	-

(1)
In accordance with SEC rules, this column reflects the aggregate grant date fair value of the awards computed in accordance with ASC 718. Assumptions used in the calculation of these amounts are included in Note 4 to our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2025. These amounts do not reflect the actual economic value that will be realized by our named executive officers upon the vesting, exercise, or the sale of the shares of common stock underlying such awards.

Potential Payments Upon Termination or Change in Control

Each of our named executive officers who remain with us is a participant in our Change in Control and Severance Benefit Plan (the “Severance Plan”) which was adopted by our Board of Directors in May 2021. Drs. Robinson and McIver were also participants in the Severance Plan before their departure from the Company. The Severance Plan provides for severance and/or change in control benefits to the named executive officers upon a “change in control involuntary termination” or a “regular involuntary termination.”

For purposes of the Severance Plan, an “involuntary termination” is a termination by the Company other than for cause (and not as a result of death or disability) or a resignation by the executive for good reason (each, as defined in the Severance Plan). A “regular involuntary termination” is an involuntary termination that does not occur during the period of time beginning three months prior to, and ending 12 months following, a “change in control” (as defined in the 2021 Plan), or the “change in control period.” A “change in control involuntary termination” is an involuntary termination that occurs during the change in control period.

The table below sets forth the amount of compensation payable to each named executive officer upon (i) the named executive officer’s “regular involuntary termination” and (ii) the named executive officer’s “change in control involuntary termination” (each as described below). The amounts shown in the table below assume that such termination of employment and/or change in control was effective as of

December 31, 2025, and thus are estimates of the amounts that would be paid out to our named executive officers in such circumstances.

	Involuntary Termination Without Cause or Resignation for Good Reason Not in Connection with a Change in Control			Involuntary Termination Without Cause or Resignation for Good Reason in Connection with a Change in Control
Executive Officer	Salary Severance ($)(1)	Value of Continued Health Coverage ($)(2)	Total	Salary Severance ($)	Bonus Severance ($)(3)	Value of Continued Health Coverage ($)(2)	Value of Accelerated Vesting ($)(4)	Total
David Campbell, Ph.D.	680,000	22,036	702,036	1,360,000	1,224,000	44,072	1,633,985	4,262,057
Thomas DiRaimondo, Ph.D.	358,500	23,723	382,223	717,000	478,000	47,446	544,045	1,786,491
Janeen Doyle	367,500	22,045	389,545	735,000	490,000	44,090	607,200	1,876,290
Zachariah McIver, D.O., Ph.D.	356,250	23,723	379,973	712,500	475,000	47,446	540,200	1,775,146

(1)
In the event of a regular involuntary termination, represents continued payment for a period of time of the named executive officer’s then-current base salary (12 months for Dr. Campbell and nine months for each of our other named executive officers). In the event of a change in control involuntary termination, represents a lump sum cash payment equal to a lump sum payment equal to a portion of the named executive officer’s base salary (24 months for Dr. Campbell and 18 months for each of our other named executive officers).
(2)
In the event of a regular involuntary termination, represents payment of continued group health plan coverage (COBRA) premiums for the named executive officer for a period of time (12 months for Dr. Campbell and nine months for each of our other named executive officers). In the event of a change in control involuntary termination, represents payment of COBRA premiums for the named executive officer for up to 18 months, and for Dr. Campbell an additional lump sum cash payment equal to the monthly amount of his COBRA premiums for six months.
(3)
In the event of a change in control involuntary termination, represents a lump sum payment equal to a percentage of the named executive officer’s target cash bonus (200% for Dr. Campbell and 150% for each of our other named executive officers) and a lump sum payment equal to a prorated portion of the named executive officer’s target cash bonus (prorated based on their date of termination).
(4)
In the event of a change in control involuntary termination, represents accelerated vesting of all outstanding equity awards. The value of restricted stock unit award vesting acceleration is based on the closing price of $13.80 per share of our common stock as of December 31, 2025.

Upon a regular involuntary termination, each participant is entitled to continued payment for a period of time of their then-current base salary (12 months for Dr. Campbell and nine months for each of our other named executive officers) and payment of continued group health plan coverage (COBRA) premiums for a period of time (12 months for Dr. Campbell and nine months for each of our other named executive officers). Upon a change in control involuntary termination, each of participant is entitled to (a) a lump sum payment equal to a portion of his base salary (24 months for Dr. Campbell and 18 months for each of our other named executive officers), (b) a lump sum payment equal to a percentage of his target cash bonus (200% for Dr. Campbell and 150% for each of our other named executive officers), (c) a lump sum payment equal to a prorated portion of their target cash bonus (prorated based on their date of termination), (d) accelerated vesting of all outstanding equity awards, and (e) payment of COBRA premiums for up to 18 months, and for Dr. Campbell an additional lump sum cash payment equal to the monthly amount of his COBRA premiums for six months. All severance benefits under the Severance Plan are subject to the executive’s execution of an effective release of claims against the Company.

In addition, if any of the payments or benefits provided for under the Severance Plan or otherwise payable to a participant would constitute “parachute payments” within the meaning of Section 280G of the Code and could be subject to the related excise tax, the participant will receive either full payment of such payments and benefits or such lesser amount that would result in no portion of the payments and benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to them.

Dr. Robinson departed from the Company effective September 18, 2025, under circumstances that the Company determined to constitute a termination without “Cause” under the terms of the Severance Plan.

Pay Versus Performance

The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company or the Compensation Committee view the link between the Company’s performance and NEO pay. This disclosure is intended to comply with the requirements of Item 402(v) of Regulation S-K. For further information regarding our compensation philosophy and how we seek to align executive compensation with the Company’s performance, refer to “Executive Compensation.”

Required Tabular Disclosure of Pay Versus Performance

The amounts set forth below under the headings “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid for NEOs” have been calculated in a manner consistent with Item 402(v) of Regulation S-K. Use of the term “compensation actually paid” (“CAP”) is required by the SEC’s rules and as a result of the calculation methodology required by the SEC, such amounts differ from compensation actually received by the individuals and the compensation decisions described in the “Executive Compensation” section above.

We do not use any financial performance measures to link executive compensation to Company performance. Accordingly, we are not required to disclose either a “company-selected measure” or such company-selected measure’s relationship to executive compensation actually paid or a tabular list of our most important financial performance measures.

					Value of Initial Fixed $100 Investment Based on:
Fiscal Year	Summary Compensation Table Total for PEO ($)(1)(2)	Compensation Actually Paid to PEO ($)(1)(3)	Average Summary Compensation Table Total for non-PEO NEOs ($)(1)(2)	Average Compensation Actually Paid to non-PEO NEOs ($)(1)(3)	Total Shareholder Return ($)(4)	Peer Group Total Shareholder Return ($)(4)	Net Income ($M)(5)
2025	13,506,231	(17,745,356)	4,612,453	(4,027,875)	104.78	135.46	(113.63)
2024	8,974,873	55,192,709	5,047,927	16,865,449	406.53	102.31	(68.99)
2023	4,193,269	1,052,606	1,674,690	1,099,998	81.47	103.74	(58.29)

(1)
The following individuals are our Principal Executive Officer (“PEO”) and other non-PEO NEOs for each fiscal year:

Year	PEO	Non-PEO NEOs
2025	David Campbell, Ph.D.	Thomas DiRaimondo, Byron Robinson Ph.D., J.D., Zachariah McIver, Janeen Doyle
2024	David Campbell, Ph.D.	Tighe Reardon, Thomas DiRaimondo, Byron Robinson Ph.D., J.D.
2023	David Campbell, Ph.D.	Byron Robinson, Ph.D., J.D., Charles Winter
(2)
Represents the amount of total compensation reported for Dr. Campbell (our PEO) and the average total compensation for our non-PEO NEOs, respectively, for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation—Summary Compensation Table.”
(3)
Represents the amount of CAP to Dr. Campbell and the average amount of CAP to our Non-PEO NEOs, respectively, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to our NEOs during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the reported total compensation for each year to determine the CAP:

	2025
	PEO ($)	Average of Non-PEO NEOs ($)
Summary Compensation Table (SCT) Total	13,506,231	4,612,453
Deduct: Grant Date Fair Value of “Stock Awards” and “Option Awards” columns in the SCT for Applicable Fiscal Year (“FY”)*	(12,459,031)	(4,029,462)
Add: Fair Value at Applicable FY End of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End*	2,723,130	995,872
Add: Change in Fair Value from the end of the Prior FY to the end of the Applicable FY of Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End*	(13,699,192)	(2,156,661)
Add: Change in Fair Value from the end of the Prior FY to the Vesting Date of Awards Granted during Prior FY that Vested During Applicable FY*	(7,816,494)	(1,257,358)
Add: Vesting Date Fair Value of Awards that were Granted and Vested During Applicable FY*	—	-
Deduct: Fair Value at Prior Year End of Awards Granted during Prior FY that were Forfeited during Applicable FY*	—	(2,192,718)
CAP**	(17,745,356)	(4,027,875)

*The fair values of stock options vested during the fiscal year or outstanding as of fiscal year end were estimated using the Black-Scholes option pricing model with the following assumptions, which are materially different from the assumptions used for estimating the grant-date fair value as reported in the “Option Awards” columns in the Summary Compensation Table:

Expected term (in years)	3.65 - 5.73
Expected volatility	97.38 - 116.23%
Risk-free interest rate	3.50 - 4.46
Expected dividend rate	-

**Totals are rounded

(4)
For the relevant fiscal year, represents the cumulative TSR of our common stock and our Peer Group at the end of each fiscal year. In each case, assume an initial investment of $100 on December 31, 2022. The Peer Group reflects the Nasdaq Biotechnology Index, which is the same industry peer group used in the stock performance graph required by Item 201(e) of Regulation S-K and included in our Annual Report.
(5)
The dollar amounts reported represent the amount of net loss reflected in the Company’s audited financial statements for the applicable year.

Required Disclosure of the Relationship Between CAP and Financial Performance Measures

As required by Item 402(v) of Regulation S-K, we are providing the following graphs to illustrate the relationship between the pay and performance figures that are included in the pay versus performance tabular disclosure above. As noted above, CAP for purposes of the tabular disclosure and the following graphs was calculated in accordance with SEC rules and does not reflect the amount of compensation earned by or actually paid to our NEOs during the applicable years.

CAP and Net Income (Loss)

The chart below shows the relationship between the compensation actually paid to our PEO and the average compensation actually paid to our non-PEO NEOs, on the one hand, to the Company’s Net Income (Loss) over the three years presented in the table, on the other.

CAP and Cumulative TSR

The chart below shows the relationship between the CAP to our PEO and the average CAP to our non-PEO NEOs, on the one hand, to the Company’s cumulative TSR over the three years presented in the table, on the other.

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2025, with respect to all of our equity compensation plans in effect on that date.

Plan Category:	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights ($) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders
2017 Equity Incentive Plan(1)	3,311,729	6.53	—
2021 Equity Incentive Plan(2)	6,235,930	24.04	7,335,451	(3)
2021 Employee Stock Purchase Plan(4)	—	—	1,969,681
Total equity compensation plans approved by security holders	9,547,659	17.97	9,305,132
Equity compensation plans not approved by security holders(5)	—	—	—

(1)
Upon adoption of our 2021 Plan, we restricted future grants from our 2017 Plan. Shares of our common stock reserved for issuance under the 2017 Plan that are repurchased, forfeited, expired, or cancelled increase the number of shares of our common stock reserved for issuance under the 2021 Plan.
(2)
Under the terms of our 2021 Plan, the number of shares of our common stock reserved for issuance will automatically increase on January 1 of each calendar year, beginning on January 1, 2022 through January 1, 2031, in an amount equal to the lesser of (i) 5% of the total number of shares of our common stock outstanding on the last day of the calendar month before the date of each automatic increase; or (ii) a lesser number of shares determined by our Board of Directors prior to the applicable January 1st.
(3)
This amount reflects shares remaining available for issuance under the 2021 Equity Incentive Plan in the form of incentive stock options, non-statutory stock options and restricted stock unit awards.
(4)
Under the terms of our ESPP, the number of shares of our common stock reserved for issuance will automatically increase on January 1 of each calendar year, beginning on January 1, 2022 through January 1, 2031, by the lesser of (i) 1% of the total number of shares of our common stock outstanding on the last day of the calendar month before the date of each automatic increase, and (ii) 932,000 shares; provided that before the date of any such increase, our Board of Directors may determine that such increase will be less than the amount set forth in clauses (i) and (ii).
(5)
As of December 31, 2025, we did not have any equity compensation plans that were not approved by our stockholders.

DIRECTOR COMPENSATION

The following table summarizes the compensation earned by or paid to each of the non-employee directors for the fiscal year ended December 31, 2025:

DIRECTOR COMPENSATION FOR FISCAL YEAR 2025

Name	Fees Earned or Paid in Cash ($)	Options Awards ($)(1)(2)	Stock Awards ($)(1)(3)	Total ($)
Ron Barrett, Ph.D.	94,063	231,241	95,475	420,779
Vickie Capps	62,500	231,241	95,475	389,216
Eric Dobmeier	49,375	231,241	95,475	376,091
Sheila Gujrathi, M.D.(4)	43,750	231,241	95,475	370,466
Natasha Hernday	47,500	231,241	95,475	374,216
Winston Kung	53,125	231,241	95,475	379,841
Alana McNulty(4)	53,125	231,241	95,475	379,841
Jake Simson, Ph.D.	54,875	231,241	95,475	381,591

(1)
Amounts listed in the “Option Awards” and “Stock Awards” columns represent the aggregate grant date fair value amount computed as of the grant date of each option award or stock award granted in 2025 in accordance with ASC 718. Assumptions used in the calculation of these amounts are included in Note 4 to our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2025. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Our directors will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock awards or the sale of the common stock underlying such option awards or stock awards.
(2)
The aggregate number of shares subject to outstanding stock options held as of December 31, 2025 by the non-employee directors who are listed in the table above, which includes grants made to the non-employee directors in 2025 and prior calendar years, are as follows: 75,017 shares subject to outstanding stock options for Dr. Barrett; 77,042 shares subject to outstanding stock options for Ms. Capps; 32,478 shares subject to outstanding stock options for Mr. Dobmeier; 102,662 shares subject to outstanding stock options for Dr. Gujrathi; 32,478 shares subject to outstanding stock options for Ms. Hernday; 71,892 shares subject to outstanding stock options for Mr. Kung; 75,017 shares subject to outstanding stock options for Ms. McNulty and 75,017 shares subject to outstanding stock options for Dr. Simson.
(3)
The aggregate number of RSUs held as of December 31, 2025 by the non-employee directors who are listed in the table above, which includes grants made to the non-employee directors in 2025, are as follows: 6,250 shares subject to outstanding stock awards for Dr. Barrett; 3,750 shares subject to outstanding stock awards for Ms. Capps; 9,981 shares subject to outstanding stock awards for Mr. Dobmeier; 6,250 shares subject to outstanding stock awards for Dr. Gujrathi; 9,981 shares subject to outstanding stock awards for Ms. Hernday; 6,250 shares subject to outstanding stock awards for Mr. Kung; 6,250 shares subject to outstanding stock awards for Ms. McNulty and 6,250 shares subject to outstanding stock awards for Dr. Simson.
(4)
Neither Dr. Gujrathi nor Ms. McNulty is standing for re-election to our Board of Directors and each of their terms of office will expire following the Annual Meeting.

In June 2025, we granted stock options to purchase shares of our common stock to all of our then serving non-employee directors, at an exercise price of $25.46 per share, consisting of 11,667 shares to each such director. These stock options will vest in 12 equal monthly installments, subject to each such director’s continued service through each vesting date. These stock options were granted as the annual option grant provided for in our Non-Employee Director Compensation Policy, as described below.

In June 2025, we granted RSUs to all of our then serving non-employee directors, consisting of 3,750 RSUs to each such director. These RSUs will vest on the earlier of the first anniversary of the date of grant or our next annual stockholders meeting, subject to each such director’s continued service through such vesting date. These RSUs were granted as the annual RSU awards provided for in our Non-Employee Director Compensation Policy, as described below.

Our Board of Directors adopted a Non-Employee Director Compensation Policy in June 2021 that became effective June 10, 2021 and is applicable to all of our non-employee directors. Following review of a comprehensive assessment of our non-employee director compensation program prepared by FW Cook, and a recommendation by the Compensation Committee of our Board of Directors, the Non-Employee Director Compensation Policy was amended and restated, effective as of April 1, 2025, and most recently amended and restated with changes effective April 1, 2026. The Non-Employee Director Compensation Policy provided that each such non-employee director is entitled to receive the following compensation for service on our Board of Directors for 2025:

•
an annual cash retainer of $40,000 ($45,000 beginning in April 2025);
•
an additional annual cash retainer of $35,000 for service as Chair of the Board of Directors;
•
an additional annual cash retainer of $7,500 ($10,000 beginning in April 2025), $6,000 ($7,500 beginning in 2025) and $4,250 ($5,000 beginning in April 2025) for service as a member of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee, respectively (not applicable to committee chairs);
•
an additional annual cash retainer of $15,000 ($20,000 beginning in April 2025), $12,000 ($15,000 beginning in April 2025) and $8,500 ($10,000 beginning in April 2025) for service as Chair of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee, respectively;
•
an initial option grant to purchase 16,700 (23,334 beginning in April 2025 and 31,000 beginning in April 2026) shares of our common stock on the date of each such non-employee director’s appointment to our Board of Directors, with the shares vesting in 36 equal monthly installments, subject to continued service as a director through each vesting date;
•
an initial RSU award covering 5,000 (7,500 beginning in April 2025 and 11,000 beginning in April 2026) shares of our common stock on the date of each such non-employee director’s appointment to our Board of Directors, with the shares vesting in three equal annual installments, subject to continued service as a director through each vesting date;
•
an annual option grant to purchase 8,350 (11,667 beginning in April 2025 and 15,500 beginning in April 2026) shares of our common stock on the date of each of our annual stockholder meetings, with the shares vesting in 12 equal monthly installments or if earlier, fully vested as of the next annual stockholders meeting, subject to continued service as a director though each vesting date. In addition to the initial option grant described above, in the event a director is appointed prior to an annual stockholder meeting, such director will receive a prorated annual option grant; and
•
an annual RSU award covering 2,500 (3,750 beginning in April 2025 and 5,500 beginning in April 2026) shares of our common stock on the date of each of our annual stockholder meetings, with the shares vesting on the earlier of the first anniversary of the date of grant or if earlier, fully vested as of the next annual stockholders meeting, subject to continued service as a director though the applicable vesting date. In addition to the initial RSU grant described above, in the event a director is appointed prior to an annual stockholder meeting, such director will receive a prorated annual RSU grant.

Each non-employee director may elect to defer the delivery of shares in settlement of any RSU award granted under the Non-Employee Director Compensation Policy that would otherwise be delivered to such non-employee director on or following the date such award vests pursuant to the terms of a deferral election such non-employee director makes in accordance with the non-employee director compensation policy. In addition, in the event the aggregate grant date fair value of (i) the initial option grant and initial RSU grant, computed under ASC 718, would have a value in excess of $900,000, such initial equity awards will be reduced on a pro rata basis until such value is equal to $900,000 and (ii) the annual option grant (or prorated annual option grant, as applicable) and the annual RSU grant (or prorated annual RSU grant, as applicable), computed under ASC 718, would have a value in excess of $450,000, such annual equity awards (or prorated annual equity awards, as applicable), will be reduced on a pro rata basis until such value is equal to $450,000.

Each of the options granted under the Non-Employee Director Compensation Policy will be granted under our 2021 Plan. Each option and RSU awarded to directors under the Non-Employee Director Compensation Policy will be subject to accelerated vesting upon a “change in control” (as defined in the

2021 Plan). The term of each option will be ten years, subject to earlier termination as provided in the 2021 Plan.

We have reimbursed and will continue to reimburse all of our non-employee directors for their reasonable out-of-pocket expenses incurred in attending Board of Directors and committee meetings. Director’s fees are prorated to the date the director is appointed or elected.

Limitation of Liability and Indemnification

Our amended and restated certificate of incorporation and our Bylaws limit our directors’ liability, and may indemnify our directors and officers to the fullest extent permitted under Delaware General Corporation Law ("DGCL"). The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for any:

•
transaction from which the director derives an improper personal benefit;
•
act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•
unlawful payment of dividends or redemption of shares; or
•
breach of a director’s duty of loyalty to the corporation or its stockholders.

These limitations of liability do not apply to liabilities arising under federal securities laws and do not affect the availability of equitable remedies such as injunctive relief or recession.

The DGCL and our Bylaws provide that we will, in certain situations, indemnify our directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment or reimbursement of reasonable expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.

In addition, we have entered, and intend to continue to enter, into separate indemnification agreements with some of our directors and officers. These indemnification agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as a director or officer, or any other company or enterprise to which the person provides services at our request.

We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe that these provisions in our amended and restated certificate of incorporation and Bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers or control persons, in the opinion of the SEC, such indemnification is against public policy, as expressed in the Securities Act and is therefore unenforceable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of February 15, 2026, by: (i) each of our directors; (ii) each of our named executive officers in the Summary Compensation Table; (iii) all of our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than 5% of our common stock.

The following table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D or 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 60,807,597 shares outstanding on February 15, 2026, adjusted as required by rules promulgated by the SEC. Unless otherwise indicated, the address for the following stockholders is c/o Janux Therapeutics, Inc., 10955 Vista Sorrento Parkway, Suite 200, San Diego, California 92130.

Name of Beneficial Owner	Number of Shares Beneficially Owned (#)	Percentage of Shares Beneficially Owned (%)
5% Stockholders:
Entities affiliated with RA Capital Healthcare Fund, L.P.(1)	12,396,724	19.99%
Entities affiliated with Janus Henderson Group plc(2)	5,350,453	8.8%
State Street Corporation(3)	3,853,951	6.3%
FMR LLC(4)	3,512,384	5.8%
Blackrock, Inc.(5)	3,345,664	5.5%
Entities affiliated with Prosight (6)	3,157,220	5.2%
Named Executive Officers and Directors:
David Campbell, Ph.D.(7)	3,064,039	4.8%
Thomas DiRaimondo, Ph.D.(8)	847,037	1.4%
Janeen Doyle(9)	—	*
Zachariah McIver, D.O., Ph.D.(10)	97,552	*
Byron Robinson, Ph.D. JD.(11)	—	*
Ron Barrett, Ph.D.(12)	75,572	*
Vickie Capps(13)	145,445	*
Eric Dobmeier(14)	26,008	*
Sheila Gujrathi, M.D.(15)	213,356	*
Natasha Hernday(16)	26,008	*
Winston Kung(17)	72,447	*
Alana McNulty(18)	75,572	*
Jake Simson, Ph.D.(19)	75,572	*
All current executive officers and directors and certain former executive officers as a group (15 persons)(20)	5,165,551	7.9%

* Represents beneficial ownership of less than 1%.

Beneficial ownership is determined in accordance with SEC rules, and includes any shares to which the stockholder has sole or shares voting power or investment power, and also any shares which the stockholder has the right to acquire within 60 days of February 15, 2026, whether through the exercise or conversion of any stock option, convertible security, warrant or other right. The indication herein that shares are beneficially owned is not an admission on the part of the stockholder that he, she or it is a direct or indirect beneficial owner of those shares.

(1)
Based solely on a Schedule 13D jointly filed on March 10, 2025 by each of RA Capital Management, L.P. (RA Capital), Peter Kolchinsky, Rajeev Shah, and RA Capital Healthcare Fund, L.P. (the Fund), other than with respect to the shares held by Dr. Simson. Consists of (i) 10,141,287 shares of common stock held by the Fund, (ii) pre-funded warrants exercisable for up to 503,226 shares of common stock held by the Fund (the 2023 Pre-Funded Warrants), (iii) pre-funded warrants exercisable for up to 628,233 shares of common stock held by the Fund (the 2024 Pre-Funded Warrants), (iv) 1,048,406 shares of common stock held by RA Capital Nexus Fund II, L.P. (the Nexus Fund II), and (v) the shares listed in footnote (19) below which are beneficially owned by Dr. Simson for the benefit of RA Capital. Each of the 2023 Pre-Funded Warrants and the 2024 Pre-Funded Warrants contains a provision which precludes exercise of the warrants to the extent that, following exercise, the Fund, together with its affiliates and other attribution parties, would own more than 19.90% and 19.99%, respectively, of the common stock outstanding. RA Capital Healthcare Fund GP, LLC is the general partner of the Fund and RA Capital Nexus Fund II GP, LLC is the general partner of the Nexus Fund II. The general partner of RA Capital is RA Capital Management GP, LLC, of which Dr. Kolchinsky and Mr. Shah are the controlling persons. RA Capital serves as investment adviser for the Fund and the Nexus Fund II and may be deemed a beneficial owner of any of the Company’s securities held by the Fund or the Nexus Fund II. The Fund and the Nexus Fund II have delegated to RA Capital the sole power to vote and the sole power to dispose of all securities held in the Fund’s and the Nexus Fund II’s portfolio, including the shares of common stock listed here. Because the Fund and the Nexus Fund II have divested themselves of voting and investment power over the reported securities they hold and may not revoke that delegation on less than 61 days’ notice, the Fund and the Nexus Fund II disclaim beneficial ownership of the securities they hold. As managers of RA Capital, Dr. Kolchinsky and Mr. Shah may be deemed beneficial owners of any of the Company’s securities beneficially owned by RA Capital. RA Capital, Dr. Kolchinsky, and Mr. Shah disclaim beneficial ownership of these securities. The business address for RA Capital and the Fund is 200 Berkeley Street, 18th Floor, Boston, MA 02116.
(2)
Based solely on a Schedule 13G filed on February 17, 2026 by Janus Henderson Group plc (Janus). Consists of 5,350,453 shares of common stock beneficially owned by Janus (the Janus Shares), who reports shared voting and dispositive power over all of such shares. Janus is the ultimate parent of a number of SEC-registered investment advisers and foreign equivalents thereof, including but not limited to Janus Henderson Investors US LLC, Janus Henderson Investors UK Limited, Janus Henderson Investors Australia Institutional Funds Management Limited, Janus Henderson Investors Middle East Limited, Janus Henderson Investors (Jersey) Limited, Janus Henderson Investors (Japan) Limited, Janus Henderson Investors (Singapore) Limited, Kapstream Capital Pty Limited, Privacore Capital Advisors LLC, Tabula Investment Management Limited, and Victory Park Capital Advisors LLC (each, an Asset Manager and together, the Asset Managers). The Asset Managers generally exercise investment and/or voting discretion on behalf of their clients which include investment companies, other investment advisers, institutional separate accounts and retail separate accounts (collectively referred to herein as Managed Portfolios). As a result of their exercise of investment and/or voting discretion on behalf of the Managed Portfolios, the Asset Managers may be deemed to be the beneficial owner of the Janus Shares. However, the Asset Managers do not have the right to receive any dividends from, or the proceeds from the sale of, the securities held in the Managed Portfolios and disclaim any ownership associated with such rights. The business address for Janus is 201 Bishopsgate, EC2M 3AE, United Kingdom.
(3)
Based solely on a Schedule 13G filed on February 9, 2026 by State Street Corporation (State Street). Consists of 3,853,951 shares of common stock beneficially owned by State Street, who reports sole voting power over 3,749,880 of such shares and sole dispositive power over all of such shares.The business address for State Street is One Congress Street, Suite 1, Boston, MA, 02114.
(4)
Based solely on a Schedule 13G filed on January 8, 2026 by FMR LLC (FMR). Consists of 3,512,384 shares of common stock beneficially owned by FMR, who reports sole voting power over 3,505,856 of such shares and sole dispositive power over all of such shares, and Abigail P. Johnson, who reports sole dispositive power over all of such shares. Abigail P. Johnson is a director, the chairman and the chief executive officer of FMR. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. The business address for FMR is 245 Summer Street, Boston, MA 02210.
(5)
Based solely on a Schedule 13G filed on July 17, 2025 by BlackRock, Inc (Blackrock). Consists of 3,345,664 shares of common stock beneficially owned by BlackRock, who reports sole voting power over 3,255,390 of such shares and sole dispositive power over all of such shares.The business address for Blackrock is 50 Hudson Yards, New York, NY 10001.
(6)
Based solely on a Schedule 13G jointly filed on February 6, 2026 by each of Prosight Management, LP (Prosight Management), Prosight Fund, LP (Prosight Fund), Prosight Plus Fund, LP (Prosight Plus Fund), Prosight Partners, LLC (Prosight Partners), and W. Lawrence Hawkins (collectively, Prosight). Consists of 3,157,220 shares of common stock beneficially owned by W. Lawrence Hawkins, who reports shared voting and dispositive power over 3,150,970 of such shares and sole voting and dispositive power over 6,250 of such shares. Prosight Management is the general partner and investment manager of, and may be deemed to indirectly beneficially own securities owned by, Prosight Fund and Prosight Plus Fund. Prosight Management is a sub-advisor for certain separate managed accounts (collectively, the Managed Accounts) and may be deemed to indirectly beneficially own securities owned by the Managed Accounts. Prosight Partners is the general partner of, and may be deemed to beneficially own, securities beneficially owned by Prosight Management. Mr. Hawkins is the sole manager of, and may be deemed to beneficially own securities beneficially owned by, Prosight Partners. Prosight Fund disclaims beneficial ownership of our securities held by each of the Managed Accounts and Prosight Plus Fund. Prosight Plus Fund disclaims beneficial ownership of our securities held by each of the Managed Accounts and Prosight Fund. The business address for Prosight is 5956 Sherry Lane, Suite 1365, Dallas, TX 75225.

(7)
Consists of (i) 224,232 shares of common stock held by Dr. Campbell, and (ii) 2,839,807 shares of common stock that Dr. Campbell has the right to acquire from us within 60 days of February 15, 2026 pursuant to the exercise of stock options.
(8)
Consists of (i) 106,425 shares of common stock held by Dr. DiRaimondo, and (ii) 740,612 shares of common stock that Dr. DiRaimondo has the right to acquire from us within 60 days of February 15, 2026 pursuant to the exercise of stock options.
(9)
Ms. Doyle's service as our Chief Corporate and Business Development Officer began in May 2025. All option awards and stock awards granted to her as part of her employment agreement remain unvested within 60 days of February 15, 2026.
(10)
Consists of (i) 3,786 shares of common stock held by Dr. McIver, and (ii) 93,766 shares of common stock that Dr. McIver has the right to acquire from us within 60 days of February 15, 2026 pursuant to the exercise of stock options. Dr. McIver's service as our Chief Medical Officer ended in January 2026.
(11)
Dr. Robinson's service as our Chief Strategy Officer ended in September 2025. As such, any remaining stock options or RSU awards vested have been disposed of and any remaining stock options or RSU awards unvested have been forfeited within 60 days of February 15, 2026.
(12)
Consists of (i) 2,500 shares of common stock held by Dr. Barrett, and (ii) 73,072 shares of common stock that Dr. Barrett has the right to acquire from us within 60 days of February 15, 2026 pursuant to the exercise of stock options.
(13)
Consists of (i) 70,348 shares of common stock held by Ms. Capps, and (ii) 75,097 shares of common stock that Ms. Capps has the right to acquire from us within 60 days of February 15, 2026 pursuant to the exercise of stock options.
(14)
Consists of (i) 2,898 shares of common stock held by Mr. Dobmeier, and (ii) Consists of 23,110 shares of common stock that Mr. Dobmeier has the right to acquire from us within 60 days of February 15, 2026 pursuant to the exercise of stock options.
(15)
Consists of (i) 112,639 shares of common stock held by Dr. Gujrathi, and (ii) 100,717 shares of common stock that Dr. Gujrathi has the right to acquire from us within 60 days of February 15, 2026 pursuant to the exercise of stock options.
(16)
Consists of (i) 2,898 shares of common stock held by Ms. Hernday, and (ii) 23,110 shares of common stock that Ms. Hernday has the right to acquire from us within 60 days of February 15, 2026 pursuant to the exercise of stock options.
(17)
Consists of (i) 2,500 shares of common stock held by Mr. Kung, and (ii) 69,947 shares of common stock that Mr. Kung has the right to acquire from us within 60 days of February 15, 2026 pursuant to the exercise of stock options.
(18)
Consists of (i) 2,500 shares of common stock held by Ms. McNulty, and (ii) 73,072 shares of common stock that Ms. McNulty has the right to acquire from us within 60 days of February 15, 2026 pursuant to the exercise of stock options.
(19)
Consists of (i) 2,500 shares of common stock held by Dr. Simson, and (ii) 73,072 shares of common stock that Dr. Simson has the right to acquire from us within 60 days of February 15, 2026 pursuant to the exercise of stock options.
(20)
Consists of (i) the shares described in footnotes (7) through (19) above, (ii) shares held by two executive officers who are not named in the table above, and (iii) shares of common stock that such executive officers have the right to acquire from us within 60 days of February 15, 2026 pursuant to the exercise of stock options.

CERTAIN RELATED-PERSON TRANSACTIONS

The following includes a summary of transactions since January 1, 2025 and any currently proposed transactions, to which we were a participant, in which (i) the amount involved exceeded or will exceed $120,000; and (ii) any of our directors, executive officers or holders of more than 5% of our capital stock, or any affiliate or member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest, other than compensation and other arrangements that are described in the section above titled “Executive Compensation.”

Indemnification Agreements

We have entered into indemnification agreements with certain of our current directors and executive officers upon the completion of our initial public offering. Our amended and restated certificate of incorporation and our Bylaws provides that we will indemnify our directors and officers to the fullest extent permitted by applicable law.

Policies and Procedures for Related Party Transactions

We adopted a written related-person transactions policy upon the completion of our initial public offering that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related-person transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to us as an employee, consultant or director are not considered related-person transactions under this policy. A related person is any executive officer, director, nominee to become a director or a holder of more than five percent of our common stock, including any of their immediate family members and affiliates, including entities owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to our Audit Committee (or, where review by our Audit Committee would be inappropriate, to another independent body of our Board of Directors) for review. The presentation must include a description of, among other things, all of the parties thereto, the direct and indirect interests of the related persons, the purpose of the transaction, the material facts, the benefits of the transaction to us and whether any alternative transactions are available, an assessment of whether the terms are comparable to the terms available from unrelated third parties and management’s recommendation. To identify related-person transactions in advance, we rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related-person transactions, our Audit Committee or another independent body of our Board of Directors takes into account the relevant available facts and circumstances including, but not limited to:

•
the risks, costs and benefits to us;
•
the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•
the terms of the transaction;
•
the availability of other sources for comparable services or products; and
•
the terms available to or from, as the case may be, unrelated third parties.

In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Janux stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

/s/ James Pennington
James Pennington
General Counsel and Corporate Secretary

April 28, 2026

A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2025 is available without charge upon written request to: Janux Therapeutics, Inc., Attn: Corporate Secretary, 10955 Vista Sorrento Parkway, Suite 200, San Diego, California 92130.

JanuxP.O. Box 8016, cary, NC 27512-9903Your vote matters!Have your ballot ready and please use one of the methods below for easy voting:your control numberhave the 12 digit control number located in the box above available when you access the website and follow the instruments.janux therapeutics, inc.Annual Meeting of Stockholders For Stockholders of record as of April 17, 2026Thursday, June 11, 2026 1:30 PM, Pacific TimeAnnual meeting to be held via the internet - please visit www.proxydocs.com/JANX for more detailsInternet:www.proxypush.com/Janxcast your vote onlinehave your proxy card readyfollow the simple instructions to record your votephone:1-866-428-0096use any touch- tone telephonehave your proxy card readyfollow the simple recorded instructionsMailmark,sign and date your proxy cardfold and return your proxy card in the postage-paid envelope providedYour vote is important!Please vote by:2:00 PM, Pacific Time, June 10, 2026This proxy is being solicited on behalf of the Board of DirectorsThe undersigned hereby appoints Janeen Doyle and James Pennington (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution AND REVOCATION, and authorizs them, and each of them, to vote all the shares of capital stock Janux Therapeutics,Inc.which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.The shares represented by this proxy will be voted as directed or, if no direction is given,shares will be voted identical to the board of diectors recommendation. This proxy,when properly executed, will be voted in the mANNERdirected herein. In their discretion, the Named Proxies are authorised to vote upon auch other matters that may properly come before the meeting or any adjournment or postponement thereof.You are encouraged to specify your choice by marking the approximate box (See reverse side) but you need not mark any box if you wish to vote in accordance with the Board of directors' recommendations. The NAmed Proxies cannot vote your share unless you sign ( on the reverse side) and return this card.Please be sure to sign and date this proxy card and mark ont the reverse sideCopyright 2026 BetaNXt, Inc or its affiliated. All Rights Reserved

JanuxJanux Therapeutics, Inc Annual Meeting of StockholdersPlease make your marks like this:THE BOARD OF DIRECTORS RECOMMENDS A VOTE:FOR ON PROPOSALS 1, 2 AND 3PROPOSAL1.To elect the two nominees for Class II director named in the accompanying proxy statement to serve for three-year terms until the 2029 Annual Meeting of Stockholders.1.01 Natasha Hernday1.02 Eric Dobmeier2.To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026.3.To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the proxy statement.4.To conduct any other business properly brought before the Annual Meeting.Your Vote for withholdfor againstabstainBOARD OF DIRECTORS RECOMMENDSfor for for for Your must register to attend the meeting onlin and/or participate at www.proxydocs.com/janxAuthorised Signatures-Must be completed for your instructions to be executed.Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc. should include title and authority. Corporations should provide full name od corporation and title of authorised officer signing the Proxy/Vote FormSignaturew (and Title if applicable)DateSignature( if held jointly) Date